    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 25, 2002



                                                      REGISTRATION NO. 333-75678

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                  FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      04-3363001
   (State of Incorporation or organization)       (I.R.S. employer identification number)

                              82 RUNNING HILL ROAD
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      FAIRCHILD SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      77-0449095
   (State of Incorporation or organization)       (I.R.S. employer identification number)

                              82 RUNNING HILL ROAD
                          SOUTH PORTLAND, MAINE 04106
                                 (207) 775-8100

                                DANIEL E. BOXER
 EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER, GENERAL COUNSEL AND
                                   SECRETARY
                      FAIRCHILD SEMICONDUCTOR CORPORATION
                                 (207) 775-8100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                WITH A COPY TO:

                             STEVEN R. FINLEY, ESQ.
                          GIBSON, DUNN & CRUTCHER LLP
                                200 PARK AVENUE,
                            NEW YORK, NEW YORK 10166
                                 (212) 351-4000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                                        (continued on next page)
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(continued from previous page)

                               *OTHER REGISTRANTS

-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------
                                                      STATE OR OTHER      PRIMARY STANDARD
                                                     JURISDICTION OF         INDUSTRIAL        I.R.S. EMPLOYER
           EXACT NAME OF REGISTRANT AS               INCORPORATION OR   CLASSIFICATION CODE     IDENTIFICATION
             SPECIFIED IN ITS CHARTER                  ORGANIZATION           NUMBERS               NUMBER
-----------------------------------------------------------------------------------------------------------------
Fairchild Semiconductor Corporation of
  California**....................................       Delaware               3674              04-3398512
QT Optoelectronics, Inc.**........................       Delaware               3674              77-0458987
QT Optoelectronics**..............................      California              3674              77-0263124
KOTA Microcircuits, Inc.**........................       Colorado               3674              84-1461973
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

** Address and telephone number of principal executive offices are the same as those of Fairchild Semiconductor Corporation.

PROSPECTUS


                   $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                             5% CONVERTIBLE SENIOR
                          SUBORDINATED NOTES DUE 2008
                 ISSUED BY FAIRCHILD SEMICONDUCTOR CORPORATION

                    6,666,666 SHARES OF CLASS A COMMON STOCK
                 OF FAIRCHILD SEMICONDUCTOR INTERNATIONAL, INC.

     By this prospectus, the selling holders may from time to time offer the 5% convertible senior subordinated notes due 2008 of Fairchild Semiconductor Corporation or shares of Class A common stock of Fairchild Semiconductor International, Inc. You should read this prospectus and any supplement carefully before you invest.
                             ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.

                             ---------------------
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this prospectus is January 25, 2002.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
ABOUT THIS PROSPECTUS.......................................     i
NOTICE TO INVESTORS.........................................     i
FORWARD-LOOKING STATEMENTS..................................    ii
WHERE YOU CAN FIND MORE INFORMATION.........................   iii
INCORPORATION OF INFORMATION WE FILE WITH THE SEC...........   iii
PROSPECTUS SUMMARY..........................................     1
THE OFFERING................................................     1
RISK FACTORS................................................     4
USE OF PROCEEDS.............................................    14
RATIO OF EARNINGS TO FIXED CHARGES..........................    14
DESCRIPTION OF NOTES........................................    14
DESCRIPTION OF GUARANTIES...................................    29
DESCRIPTION OF FAIRCHILD INTERNATIONAL'S CAPITAL STOCK......    30
CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS..............    33
SELLING HOLDERS.............................................    39
PLAN OF DISTRIBUTION........................................    40
LEGAL MATTERS...............................................    41
EXPERTS.....................................................    41

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this shelf process, the selling holders may sell any of the notes described in this prospectus in one or more offerings. Holders of the notes also may surrender them to us and in connection with that may convert the guaranty of our parent corporation, Fairchild Semiconductor International, Inc., referred to herein as "Fairchild International," into shares of Class A common stock of Fairchild International. In this prospectus, we refer to this as surrendering and converting the notes and guaranties into Class A common stock, or more simply, as converting the notes into Class A common stock. This prospectus also covers sales of Class A common stock by any of the selling holders.


     This prospectus provides you with a general description of (i) the notes that the selling holders may offer from time to time, (ii) the shares of common stock that Fairchild International will issue upon the surrender of the notes and conversion of the guaranty by Fairchild International and (iii) the guaranties by our principal domestic subsidiaries. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities that the holders may offer under this prospectus. Each time additional selling holders, if any, want to sell notes, we will file a post-effective amendment to the registration statement of which this prospectus forms a part that will contain specific information about the terms of that offering. You can read that registration statement and any post-effective amendment to the Registration Statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."


                              NOTICE TO INVESTORS

     The notes are available in book-entry form only. The notes were issued in the form of global certificates, which are deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the global certificates are shown on, and transfers of the global certificates will be effected only through, records maintained by DTC and its participants. Notes in certificated form will be issued in exchange for the global certificates only as set forth in the indenture governing the notes. See "Description of the Notes -- Book-Entry, Delivery and Form."

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

     We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions, in this prospectus to identify forward-looking statements. These forward-looking statements are made based on our management's expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from the forward-looking statements:

     - changes in demand for our products;

     - changes in inventories at our customers and distributors;

     - order cancellations or reduced bookings;

     - acquisitions;

     - disruption of manufacturing, marketing and distribution activities because of the integration of acquired businesses;

     - technological and product development risks; changes in general economic and business conditions;

     - changes in current pricing levels;

     - changes in political, social and economic conditions and local regulations;

     - foreign currency fluctuations;

     - reductions in sales to any significant customers;

     - significant litigation;

     - changes in sales mix;

     - industry capacity;

     - competition;

     - loss of key customers;

     - disruptions of established supply channels;

     - manufacturing capacity constraints; and

     - the availability, terms and deployment of capital.

     All of our forward-looking statements should be considered in light of these factors. We undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION


     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room and their copy charges.


     We have filed a registration statement on Form S-3 with the SEC covering resales of the notes, Class A common stock and the guaranties. For further information on Fairchild Semiconductor Corporation, Fairchild Semiconductor International, Inc. and the securities that are described in this prospectus and any prospectus supplement, you should refer to our registration statement, its exhibits and the documents incorporated by reference therein. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of those documents.

     You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as information we previously filed with the SEC and incorporated by reference, is accurate only as of the date such information was first filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates and we disclaim any obligation to update statements regarding them except as required by law.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

     The SEC allows us to "incorporate by reference" the information that Fairchild International files with the SEC, which means:

     - incorporated documents are considered part of the prospectus,

     - we can disclose important information to you by referring you to those documents and

     - information that we file with the SEC will automatically update and supersede this prospectus.

     We incorporate by reference the documents listed below that Fairchild International files with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"):


     - Fairchild International's annual report on Form 10-K for the fiscal year ended December 31, 2000,


     - Fairchild International's quarterly reports on Form 10-Q for the fiscal quarters ended April 1, 2001, July 1, 2001 and September 30, 2001,


     - Fairchild International's current reports on Form 8-K as filed with the SEC on January 31, 2001, March 21, 2001, April 25, 2001, May 29, 2001,
       July 26, 2001, September 6, 2001, October 25, 2001, October 26, 2001,
       November 28, 2001 and January 23, 2002,



     - the information set forth in Fairchild International's registration statement on Form S-1 filed with the SEC on January 19, 2000 under the caption "Description of Capital Stock," and



     - the information set forth in Fairchild International's definitive proxy statement for its 2001 annual meeting of stockholders under the captions "Proposal 1 -- Election of Directors," "Executive Compensation," "Stock Ownership by 5% Stockholders, Directors and Certain Executive Officers" and "Certain Relationships and Related Transactions."

     We also incorporate by reference and are deemed to disclose to you as of the date of their filing with the SEC each of the following documents that Fairchild International files with the SEC (1) after the date of the filing of the registration statement of which this prospectus forms a part and (2) until all the securities offered by this prospectus have been sold:

     - reports filed under Sections 13(a) and (c) of the Exchange Act, except for Current Reports on Form 8-K containing only Regulation FD disclosure furnished under Item 9 of Form 8-K and exhibits relating to such disclosures, unless otherwise specifically stated in the Form 8-K.

     - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting, and

     - any reports filed under Section 15(d) of the Exchange Act.

     Any statement contained in this prospectus, including in a document that we incorporate by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or incorporated herein from a subsequently filed document modifies or supersedes such statement. Any statement that is so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

     Fairchild Semiconductor Corporation
     82 Running Hill Road
     South Portland, Maine 04106
     Phone: (207) 775-8100
     Attention: General Counsel

                               PROSPECTUS SUMMARY

     This summary contains basic information about us but may not contain all the information that is important to you. We encourage you to read this entire prospectus and the documents we refer you to, including the financial data and related notes, before investing in the notes. As used in this prospectus, (1) the terms "we," "our," "Fairchild," "Fairchild Semiconductor," "the company" and "our company" refer to Fairchild Semiconductor Corporation and its subsidiaries,
(2) the term "Fairchild International" refers to Fairchild Semiconductor International, Inc. and not to its subsidiaries, (3) the term "10 1/8% Senior Subordinated Notes" refers to our 10 1/8% Senior Subordinated Notes Due March 15, 2007, (4) the term "10 3/8% Senior Subordinated Notes" refers to our 10 3/8% Senior Subordinated Notes Due October 1, 2007, (5) the term "10 1/2% Senior Subordinated Notes" refers to our 10 1/2% Senior Subordinated Notes Due February 1, 2009, (6) the term "Previous Notes" refers collectively to our 10 1/8% Senior Subordinated Notes, our 10 3/8% Senior Subordinated Notes and our 10 1/2% Senior Subordinated Notes and (7) the term "DPP" refers to our acquisition of the discrete power products business of Intersil Corporation. The "Description of the Notes" section uses terms that are specially defined in that section. You should carefully consider the information set forth under "Risk Factors." In addition, certain statements are forward-looking statements which involve risks and uncertainties. See "Forward-Looking Statements."

     We have changed our fiscal year-end from the last Sunday in May to the last Sunday in December. Our last fiscal year under our old accounting calendar was the year ended May 30, 1999. An intervening seven-month transition period began May 31, 1999 and ended December 26, 1999. Our first full fiscal year following this change was the year ended December 31, 2000. This prospectus incorporates by reference financial information for the fiscal years ended May 1998 and 1999, for the seven months ended December 26, 1999, for the twelve months ended December 26, 1999, for the year ended December 31, 2000, and for the nine months ended September 30, 2001. In this prospectus and in the information incorporated by reference in this prospectus, we sometimes refer to the fiscal years of the old accounting calendar as Fiscal 1999, Fiscal 1998, and so on. We sometimes refer to the seven-month transition period as Stub Year 1999, and to the fiscal year ended December 31, 2000 as Calendar 2000. We sometimes refer to the twelve months ended December 26, 1999 as Calendar 1999.

                            FAIRCHILD SEMICONDUCTOR

     We are one of the largest independent semiconductor companies focused solely on multi-market products. Multi-market products are building block components that can be used in a wide range of applications and are found in virtually all electronic devices. We design, develop and market analog, discrete, interface and logic, non-volatile memory and optoelectronic semiconductors. We supply customers in a diverse range of end markets, including the computer, industrial, communications, consumer electronics and automotive industries. We are particularly strong in providing discrete and analog power management products, which address the growing requirement for portability and long battery life for computing and communication devices.

                             ADDITIONAL INFORMATION

     Our executive offices are located at 82 Running Hill Road, South Portland, Maine 04106. Our telephone number is (207) 775-8100. We were incorporated in Delaware on February 10, 1997.

                                  THE OFFERING

Securities offered............   $200,000,000 aggregate principal amount of 5%
                                 Convertible Senior Subordinated Notes Due 2008 of Fairchild Semiconductor Corporation, guaranteed on a senior subordinated basis by Fairchild International and our principal domestic subsidiaries, and 6,666,666 shares of Class A common stock of Fairchild Interna-tional that may be issued upon surrender and conversion of the notes and the guaranties.

Interest......................   The notes will bear interest at an annual rate
                                 of 5%. Interest is payable on May 1 and
                                 November 1 of each year, beginning May 1, 2002.

Maturity date.................   November 1, 2008.

Conversion rights.............   Holders may surrender and convert all or some
                                 of their notes and the guaranty by Fairchild
                                 International into shares of Fairchild
                                 International's Class A common stock at any time prior to the close of business on the business day immediately preceding the maturity date at a conversion price of $30.00 per share.
                                 The initial conversion price is equivalent to a conversion rate of 33.33 shares per $1,000 principal amount of notes. The conversion price is subject to adjustment. Upon conversion, you will not receive any cash representing accrued interest.

Optional redemption...........   We may redeem the notes on or after November 5,
                                 2004, at the redemption prices set forth in this prospectus.

Change in control.............   Upon a change in control, we may be required to
                                 make an offer to purchase each holder's notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

Ranking.......................   The notes are unsecured and subordinated to our
                                 existing and future senior indebtedness.
                                 Assuming we had consummated this offering as of September 30, 2001, we would have had approximately $3.8 million of Senior
                                 Indebtedness and approximately $1.14 billion of Senior Subordinated Indebtedness. The notes rank pari passu in right of payment with our Previous Notes and with any future Senior
                                 Subordinated Indebtedness. The terms "Senior
                                 Indebtedness" and "Senior Subordinated
                                 Indebtedness" are defined in the section of this prospectus entitled "Description of the Notes -- Certain Definitions."

Guaranty......................   The payment of the principal, premium and
                                 interest on the notes is fully and
                                 unconditionally guaranteed on a senior
                                 subordinated basis by Fairchild International and our principal domestic subsidiaries. The guaranties by Fairchild International and our principal domestic subsidiaries are subordinated to all existing and future senior indebtedness of Fairchild International and our principal domestic subsidiaries, respectively, including their guaranty of our obligations under the senior credit facility, and rank pari passu with the existing guaranties of our Previous Notes. Fairchild International currently conducts no business and has no significant assets other than our capital stock, all of which is pledged to secure
                                 Fairchild International's obligations under its guaranty of the senior credit facility. See
                                 "Description of the Guaranties."

Registration rights...........   We, Fairchild International and the subsidiary
                                 guarantors agreed to file a shelf registration statement with the SEC with respect to the notes and Fairchild International's Class A common stock issuable upon conversion of the notes. We have filed the registration statement, and this prospectus is a part of the registration state-ment. We also agreed to use our commercially reasonable efforts to cause the registration statement to be declared effective by the SEC by no later than April 29, 2002.

Use of Proceeds...............   We will receive no proceeds from this offering.
                                 The selling holders will receive the proceeds from this offering.

Trading.......................   We expect the notes to be eligible for trading
                                 in PORTAL. However, we can provide no assurance as to the liquidity of, or trading market for, the notes.

Common stock..................   Fairchild International's Class A common stock
                                 is listed on The New York Stock Exchange under the symbol "FCS."

                                  RISK FACTORS

     Investment in the notes involves certain risks. You should carefully consider the information under "Risk Factors" and all other information included in this prospectus before investing in the notes.

                                  RISK FACTORS


     Our business is subject to a number of risks and uncertainties. Among other things, these risks could cause actual results to differ materially from those expressed in forward-looking statements. You should carefully consider the risks described below before investing in the notes or Fairchild International's Class A common stock. The risks described below are not the only ones facing our company. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations.


                          RISKS RELATING TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, LIMIT OUR ABILITY TO GROW AND COMPETE AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We are highly leveraged and this offering will further increase our indebtedness. Our substantial indebtedness could have important consequences to you. For example, it could:

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, research and development efforts and other general corporate purposes;

     - increase the amount of our interest expense, because some of our borrowings are at variable rates of interest, which, if interest rates increase, could result in higher interest expense;

     - increase our vulnerability to general adverse economic and industry conditions;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - restrict us from making strategic acquisitions, introducing new technologies or exploiting business opportunities;

     - make it more difficult for us to satisfy our obligations with respect to the notes;

     - place us at a competitive disadvantage compared to our competitors that have less indebtedness; and

     - limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds, dispose of assets or pay cash dividends. Failing to comply with those covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations.

See "Description of the Notes."

DESPITE CURRENT INDEBTEDNESS LEVELS, WE AND OUR SUBSIDIARIES MAY STILL BE ABLE TO INCUR SUBSTANTIALLY MORE INDEBTEDNESS. INCURRING MORE INDEBTEDNESS COULD EXACERBATE THE RISKS DESCRIBED ABOVE.

     The indenture governing the notes does not contain any limitation on the amount of debt that we may incur. As a result, we and our subsidiaries may be able to incur substantial additional indebtedness in the future. Although the terms of each of the indentures governing the Previous Notes and the credit agreement relating to the senior credit facility contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, indebtedness incurred in compliance with these restrictions could be substantial. The senior credit facility permits borrowings of up to $300.0 million, and all of those borrowings would be senior to the notes. If new debt is added to our subsidiaries' current debt levels, the substantial risks described above would intensify.

WE MAY NOT BE ABLE TO GENERATE THE NECESSARY AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS, WHICH MAY REQUIRE US TO REFINANCE OUR INDEBTEDNESS OR DEFAULT ON OUR SCHEDULED DEBT PAYMENTS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our historical financial results have been, and our future financial results are anticipated to be, subject to substantial fluctuations. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated cost savings and operating improvements will be realized on schedule or at all, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. In addition, because our senior credit facility has variable interest rates, the cost of those borrowings will increase if market interest rates increase. If we are unable to meet our expenses and debt obligations, we may need to refinance all or a portion of our indebtedness on or before maturity, sell assets or raise equity. We cannot assure you that we would be able to refinance any of our indebtedness, sell assets or raise equity on commercially reasonable terms or at all, which could cause us to default on our obligations and impair our liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Fairchild International's Annual Report on Form 10-K and in Fairchild International's Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus.

THE NOTES AND THE GUARANTIES ARE JUNIOR TO OUR AND OUR GUARANTORS' SENIOR INDEBTEDNESS. FURTHERMORE, CLAIMS OF CREDITORS OF OUR NON-GUARANTOR SUBSIDIARIES HAVE PRIORITY OVER YOUR CLAIMS WITH RESPECT TO SUCH SUBSIDIARIES' ASSETS AND EARNINGS.

     The notes, the guaranty by Fairchild International and the guaranties by our principal domestic subsidiaries are subordinated to the prior payment in full of our, Fairchild International's and the subsidiary guarantors', as the case may be, current and future senior indebtedness. The notes, the guaranty by Fairchild International and the guaranties by our principal domestic subsidiaries rank pari passu with the Previous Notes and the related guaranties from Fairchild International and our principal domestic subsidiaries guarantors. The indenture relating to the notes does not restrict our ability to incur additional indebtedness, which may be senior indebtedness.

     We may not pay principal, premium, if any, interest or other amounts on the notes in the event of a payment default in respect of certain senior indebtedness, including indebtedness under the senior credit facility, unless that indebtedness has been paid in full or the default has been cured or waived. In addition, if certain other defaults regarding our senior indebtedness occur, we may not be permitted to pay any amount regarding the notes, the Fairchild International guaranty or any subsidiary guaranties for a designated period of time. If we or any subsidiary guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the senior credit facility and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets to pay you after paying the holders of the senior indebtedness.

     The senior credit facility does, and our future senior indebtedness may, prohibit us from repurchasing any notes prior to maturity, even though the indenture requires us to offer to repurchase notes in some circumstances. If a change in control occurs when we are prohibited from repurchasing notes, we could ask our lenders under the senior credit facility or other future senior indebtedness for permission to repurchase the notes or we could attempt to refinance the borrowings that contain these prohibitions. If we do not obtain a consent to repurchase the notes or if we are unable to refinance the borrowings, we would be unable to repurchase the notes. Our failure to repurchase tendered notes at a time when repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the senior credit facility and the Previous Notes and may constitute an event of default under our future indebtedness. In these circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of the Notes -- Ranking" and "Description of the Notes -- Purchase of Notes at Your Option Upon a Change in Control."

     We conduct a portion of our business through our subsidiaries. The notes are not guaranteed by our foreign subsidiaries, including Fairchild Korea. Less than two-thirds of the capital stock of Fairchild Korea has been pledged to secure our obligations under the senior credit facility. Claims of creditors of our non-guarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness or guaranties issued by such subsidiaries, and claims of holders of preferred stock of our non-guarantor subsidiaries, if any, generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of our company, including holders of the notes, even if the obligations of such subsidiaries do not constitute senior indebtedness.

FAIRCHILD INTERNATIONAL, OUR PARENT COMPANY, DOES NOT HAVE ANY RESOURCES TO SUPPORT ITS GUARANTY OF THE NOTES.

     Although Fairchild International has guaranteed the notes on a senior subordinated basis, it currently conducts no business and has no significant assets other than our capital stock. Since all of our capital stock owned by Fairchild International is pledged to secure Fairchild International's guaranty of the senior credit facility, there are currently no unencumbered assets supporting Fairchild International's guaranty of the notes. Fairchild International's guaranty of the notes is subordinated in right of payment to the guaranty by Fairchild International of our obligations under the senior credit facility. See "Description of the Guaranties."

RESTRICTIONS IMPOSED BY THE CREDIT AGREEMENT RELATING TO OUR SENIOR CREDIT FACILITY AND EACH OF THE INDENTURES GOVERNING OUR PREVIOUS NOTES RESTRICT OR PROHIBIT OUR ABILITY TO ENGAGE IN OR ENTER INTO SOME BUSINESS OPERATING AND FINANCING ARRANGEMENTS, WHICH COULD ADVERSELY AFFECT OUR ABILITY TO TAKE ADVANTAGE OF POTENTIALLY PROFITABLE BUSINESS OPPORTUNITIES.

     The operating and financial restrictions and covenants in our debt instruments, such as the credit agreement relating to our senior credit facility and each of the indentures governing our Previous Notes may limit our ability to finance our future operations or capital needs or engage in other business activities that may be in our interests. Our debt instruments impose significant operating and financial restrictions on us that affect our ability to incur additional indebtedness or create liens on our assets, pay dividends, sell assets, engage in mergers or acquisitions, make investments or engage in other business activities. These restrictions could place us at a disadvantage relative to competitors not subject to such limitations.

     In addition, the senior credit facility contains other and more restrictive covenants and prohibits us from prepaying our other indebtedness. The senior credit facility, beginning March 31, 2003, or earlier if we make a borrowing under the facility, also requires us to maintain specified financial ratios. These financial ratios become more restrictive over the life of the senior credit facility. Our ability to meet those financial ratios can be affected by events beyond our control, and we cannot assure you that we will meet those ratios. A breach of any of these covenants, ratios or restrictions could result in an event of default under the senior credit facility. Upon the occurrence of an event of default under the senior credit facility, the lenders could elect to declare all amounts outstanding under the senior credit facility, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure the indebtedness. If the lenders under the senior credit facility accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes. See "Description of Certain Indebtedness."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTIES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM SUBSIDIARY GUARANTORS.

     Under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guaranty could be voided, or claims in respect of a guaranty could be subordinated to all other debts of that guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guaranty:

     - received less than reasonably equivalent value or fair consideration for its guaranty and was insolvent or was rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by such subsidiary guarantor pursuant to its guaranty could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor. If the subsidiary guaranties are not enforceable, the notes would be effectively junior in ranking to all liabilities of the subsidiary guarantors.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE A CHANGE IN CONTROL OFFER.

     Upon the occurrence of certain specific kinds of change in control events, we are required to offer to repurchase the notes at 100% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption. The occurrence of certain kinds of change in control events and the payment of the notes prior to their maturity will constitute a default under our senior credit facility. Accordingly, we must offer to repay all borrowings under the senior credit facility or obtain the consent of our lenders under the senior credit facility to the purchase of the notes upon a change in control. In order to repay our borrowings under the senior credit facility, we expect that we would require third party financing and we cannot assure you that we would be able to obtain this financing on commercially reasonable terms, or at all. If we do not repay such borrowings or obtain the consent of our lenders under the senior credit facility, we will remain prohibited from purchasing notes. In such case, our failure to purchase tendered notes would constitute a default under the indenture governing the notes, which, in turn, would constitute a default under the senior credit facility. Upon certain change in control events, we will also be required to offer to repurchase the Previous Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of redemption, which will increase the risks described above. In sum, we cannot assure you that we will have the financial ability to purchase the notes upon the occurrence of a change in control. See "Description of the Notes -- Right to Require Purchase of Notes Upon a Change in Control."

THE CONVERSION OF THE NOTES WILL BE A TAXABLE EVENT.

     The conversion of notes into Fairchild International's common stock will be a taxable event for U.S. federal income tax purposes. Accordingly, you will be required to recognize gain or loss equal to the difference between the fair market value of the common stock on the date of conversion (plus any cash received in lieu of fractional shares) and your tax basis in the notes. See "Certain U.S. Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences of owning and disposing of the notes and Fairchild International's common stock.

YOU CANNOT BE SURE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     There is currently no public market for the notes. We have been informed by certain of the firms that initially purchased the notes that they intend to make a market in the notes. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for similar securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally. As a result, we cannot assure you that an active trading market will develop or be maintained for the notes. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

        RISKS RELATING TO FAIRCHILD INTERNATIONAL'S CLASS A COMMON STOCK

A SUBSTANTIAL NUMBER OF SHARES OF FAIRCHILD INTERNATIONAL'S CLASS A COMMON STOCK ARE OWNED BY A LIMITED NUMBER OF PERSONS, AND THEIR INTERESTS MAY CONFLICT WITH YOUR INTERESTS.

     Affiliates of Citigroup Inc., which are among Fairchild International's principal stockholders, and Fairchild International's directors and executive officers together own a substantial number of the outstanding shares of Fairchild International's Class A common stock. By virtue of such stock ownership, such persons have the power to significantly influence our and Fairchild International's affairs and are able to influence the outcome of matters required to be submitted to stockholders for approval, including the election of Fairchild International's directors and amendment of Fairchild International's charter and bylaws. Such persons may exercise their influence over us or Fairchild International in a manner detrimental to the interests of Fairchild International's stockholders or our bondholders. For more information regarding Fairchild International's principal stockholders, see the portions of Fairchild International's proxy statement on Schedule 14A, which are incorporated herein by reference.

THE PRICE OF FAIRCHILD INTERNATIONAL'S CLASS A COMMON STOCK HAS FLUCTUATED WIDELY IN THE LAST YEAR AND MAY FLUCTUATE WIDELY IN THE FUTURE.

     Fairchild International's Class A common stock, which is traded on The New York Stock Exchange, has experienced and may continue to experience significant price and volume fluctuations that could adversely affect the market price of Fairchild International's Class A common stock without regard to our or Fairchild International's operating performance. In addition, we believe that factors such as quarterly fluctuations in financial results, earnings below analysts' estimates and financial performance and other activities of other publicly traded companies in the semiconductor industry could cause the price of Fairchild International's Class A common stock to fluctuate substantially. In addition, in recent periods, Fairchild International's Class A common stock, the stock market in general and the market for shares of semiconductor industry-related stocks in particular have experienced extreme price fluctuations which have often been unrelated to the operating performance of the affected companies. Any similar fluctuations in the future could adversely affect the market price of Fairchild International's Class A common stock.

                        RISKS RELATING TO OUR OPERATIONS

DOWNTURNS IN THE HIGHLY CYCLICAL SEMICONDUCTOR INDUSTRY OR CHANGES IN END USER MARKET DEMANDS COULD REDUCE THE VALUE OF OUR BUSINESS.

     The semiconductor industry is highly cyclical, and the value of our business may decline during the "down" portion of these cycles. Beginning in the fourth quarter of Calendar 2000 and throughout 2001, we and the rest of the semiconductor industry have experienced backlog cancellations and lower bookings, resulting in revenue declines, due in part to excess inventories at computer and telecommunications equipment manufacturers and general economic conditions, especially in the technology sector. During the latter half of Fiscal 1998 and most of Fiscal 1999, we, as well as many others in our industry, experienced significant declines in the pricing of our products as customers reduced demand forecasts and manufacturers reduced prices to keep capacity utilization high. We believe these trends were due primarily to the Asian financial crisis during that period and excess personal computer inventories. We may experience renewed, possibly more severe and prolonged, downturns in the future as a result of such cyclical changes. Even as demand increases following such downturns, our profitability may not increase because of price competition that has historically accompanied recoveries in demand. In addition, we may experience significant changes in our profitability as a result of variations in sales, changes in product mix, price competition for orders, changes in end user markets and the costs associated with the introduction of new products. The markets for our products depend on continued demand for personal computers, cellular telephones and consumer electronics and automotive goods, and these end user markets may experience changes in demand that will adversely affect our prospects.

WE MAY NOT BE ABLE TO DEVELOP NEW PRODUCTS TO SATISFY CHANGES IN CONSUMER
DEMANDS.

     Our failure to develop new technologies, or react to changes in existing technologies, could materially delay development of new products, which could result in decreased revenues and a loss of market share to our competitors. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We may not successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner. Products or technologies developed by other companies may render our products or technologies obsolete or noncompetitive. A fundamental shift in technologies in our product markets could have a material adverse effect on our competitive position within our industry.

OUR FAILURE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS COULD ADVERSELY AFFECT OUR FUTURE PERFORMANCE AND GROWTH.

     Failure to protect our existing intellectual property rights may result in the loss of valuable technologies or having to pay other companies for infringing on their intellectual property rights. We rely on patent, trade secret, trademark and copyright law to protect such technologies. Some of our technologies are not covered by any patent or patent application, and we cannot assure that:

     - any of the U.S. patents owned by us or numerous other patents which third parties license to us will not be invalidated, circumvented, challenged or licensed to other companies; or

     - any of our pending or future patent applications will be issued within the scope of the claims sought by us, if at all.

     In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in some foreign countries.

     We also seek to protect our proprietary technologies, including technologies that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors' rights agreements with our collaborators, advisors, employees and consultants. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of such research. Some of our technologies have been licensed on a non-exclusive basis from National Semiconductor, Samsung Electronics, and other companies which may license such technologies to others, including, in the case of National Semiconductor commencing on March 11, 2002, our competitors. In addition, under a technology licensing and transfer agreement, National Semiconductor has limited, royalty-free, worldwide license rights (without right to sublicense) to some of our technologies. If necessary or desirable, we may seek licenses under patents or intellectual property rights claimed by others. However, we cannot assure you that we will obtain such licenses or that the terms of any offered licenses will be acceptable to us. The failure to obtain a license from a third party for technologies we use could cause us to incur substantial liabilities and to suspend the manufacture or shipment of products or our use of processes requiring the technologies.

OUR FAILURE TO OBTAIN OR MAINTAIN THE RIGHT TO USE CERTAIN TECHNOLOGIES MAY NEGATIVELY AFFECT OUR FINANCIAL RESULTS.

     Our future success and competitive position depend in part upon our ability to obtain or maintain proprietary technologies used in our principal products, which is achieved in part by defending claims by competitors of intellectual property infringement. The semiconductor industry is characterized by litigation regarding patent and other intellectual property rights. We are involved in lawsuits, and we or our customers could become subject to other lawsuits, in which it is alleged that we or they have infringed upon the intellectual property rights of other companies. Our involvement in existing and future intellectual property litigation could result in significant expense to our company, adversely affecting sales of the challenged product or technologies and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome as a defendant in any such litigation, we may be required to:

     - pay substantial damages;

     - indemnify customers for damages they might suffer if the products they purchase from us violate the intellectual property rights of others;

     - stop our manufacture, use, sale or importation of infringing products;

     - expend significant resources to develop or acquire non-infringing technologies;

     - discontinue processes; or

     - obtain licenses to the intellectual property we are found to have infringed.

     We cannot assure you that we would be successful in such development or acquisition or that such licenses would be available under reasonable terms, or at all. Any such development, acquisition or license could require the expenditure of substantial time and other resources.

WE MAY NOT BE ABLE TO CONSUMMATE FUTURE ACQUISITIONS OR SUCCESSFULLY INTEGRATE ACQUISITIONS INTO OUR BUSINESS.

     We plan to pursue additional acquisitions of related businesses. We believe the semiconductor industry is going through a period of consolidation, and we expect to participate in this development. The expense incurred in consummating the future acquisition of related businesses, or our failure to integrate such businesses successfully into our existing businesses, could result in our company incurring unanticipated expenses and losses. In addition, we may not be able to identify or finance additional acquisitions or realize any anticipated benefits from acquisitions we do complete.

     We are constantly pursuing acquisition opportunities and consolidation possibilities and are in various stages of due diligence or preliminary discussions with respect to a number of potential transactions, some of which would be significant. None of these potential transactions is subject to a letter of intent or otherwise so far advanced as to make the transaction reasonably certain.

     Should we successfully acquire another business, the process of integrating acquired operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations. Some of the risks associated with acquisitions include:

     - unexpected losses of key employees or customers of the acquired company;

     - conforming the acquired company's standards, processes, procedures and controls with our operations;

     - coordinating new product and process development;

     - hiring additional management and other critical personnel;

     - negotiating with labor unions; and

     - increased scope, geographic diversity and complexity of our operations.

     Possible future acquisitions could result in the incurrence of additional debt, contingent liabilities and amortization expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our financial condition and operating results.

PRODUCTION TIME AND THE OVERALL COST OF PRODUCTS COULD INCREASE IF WE WERE TO LOSE ONE OF OUR PRIMARY SUPPLIERS OR IF A PRIMARY SUPPLIER INCREASED THE PRICES OF RAW MATERIALS.

     Our manufacturing operations depend upon obtaining adequate supplies of raw materials on a timely basis. Our results of operations could be adversely affected if we are unable to obtain adequate supplies of raw materials in a timely manner or if the costs of raw materials increase significantly. We purchase raw materials such as silicon wafers, lead frames, mold compound, ceramic packages and chemicals and gases from a limited number of suppliers on a just-in-time basis. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. In addition, we subcontract a portion of our wafer fabrication and assembly and test operations to other manufacturers, including Carsem, Amkor NS Electronics (Bangkok) Ltd., Samsung Electronics, Korea Micro Industry and ChipPAC, Inc. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors are disrupted or terminated.

DELAYS IN BEGINNING PRODUCTION AT NEW FACILITIES, EXPANDING CAPACITY AT EXISTING FACILITIES, IMPLEMENTING NEW PRODUCTION TECHNIQUES, OR IN CURING PROBLEMS ASSOCIATED WITH TECHNICAL EQUIPMENT MALFUNCTIONS, ALL COULD ADVERSELY AFFECT OUR MANUFACTURING EFFICIENCIES.

     Our manufacturing efficiency is an important factor in our profitability, and we cannot assure you that we will be able to maintain our manufacturing efficiency or increase manufacturing efficiency to the same extent as our competitors. Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields or adversely affect product performance.

     In addition, we are currently engaged in an effort to expand capacity at our manufacturing facilities. As is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have suffered delays in product deliveries or reduced yields. We may experience delays or problems in bringing planned new manufacturing capacity to full production. We may also experience problems in achieving acceptable yields, or experience product delivery delays in the future with respect to existing or planned new capacity as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

A SIGNIFICANT PORTION OF OUR SALES ARE MADE BY DISTRIBUTORS WHO CAN TERMINATE THEIR RELATIONSHIPS WITH US WITH LITTLE OR NO NOTICE. THE TERMINATION OF A DISTRIBUTOR COULD REDUCE SALES AND RESULT IN INVENTORY RETURNS.

     As a general rule, we do not have long-term agreements with our distributors and they may terminate their relationships with us with little or no advance notice. Distributors generally offer competing products. The loss of one or more of our distributors, or the decision by one or more of them to reduce the number of our products they offer or to carry the product lines of our competitors, could have a material adverse effect on our business, financial condition and results of operations. The termination of a significant distributor, whether at our or the distributor's initiative, or a disruption in the operations of one or more of our distributors, could reduce our net sales in a given quarter and could result in an increase in inventory returns.

THE SEMICONDUCTOR BUSINESS IS VERY COMPETITIVE AND INCREASED COMPETITION COULD REDUCE THE VALUE OF AN INVESTMENT IN OUR COMPANY.

     The semiconductor industry is, and the multi-market semiconductor product markets in particular are, highly competitive. Competition is based on price, product performance, quality, reliability and customer service. In addition, even in strong markets, price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. Competition in the various markets in which we participate comes from companies of various sizes, many of which are larger and have greater financial and other resources than we have and thus are better able to pursue acquisition candidates and can better withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

WE ENTERED INTO A NUMBER OF LONG-TERM SUPPLY AND SUPPORT CONTRACTS WITH SAMSUNG ELECTRONICS IN CONNECTION WITH OUR ACQUISITION OF ITS POWER DEVICE BUSINESS IN 1999. ANY DECREASE IN THE PURCHASE REQUIREMENTS OF SAMSUNG ELECTRONICS OR THE INABILITY OF SAMSUNG ELECTRONICS TO MEET ITS CONTRACTUAL OBLIGATIONS COULD SUBSTANTIALLY REDUCE OUR FINANCIAL PERFORMANCE.

     As a result of the acquisition of the power device business in 1999, we have numerous arrangements with Samsung Electronics, including arrangements relating to product sales, designation as a vendor to affiliated Samsung companies and other services. Any material adverse change in the purchase requirements of Samsung Electronics, in its ability to supply the agreed-upon services or in its ability to fulfill its other obligations could have a material adverse effect on our results of operations. Although historically the power device business generated significant revenues from the sale of products to affiliated Samsung companies, we cannot assure you that we will be able to sell products to affiliated Samsung companies or that the designation of the power device business as a vendor to those affiliated Samsung companies will generate any revenues for our company. Furthermore, under the Korean Fair Trade Law, the Fair Trade Commission may issue an order requiring a change in the terms and conditions of the agreements between us and Samsung Electronics if it concludes that Samsung Electronics has provided us with undue support or discriminated against our competitors.

THE POWER DEVICE BUSINESS SUBJECTS OUR COMPANY TO RISKS INHERENT IN DOING BUSINESS IN KOREA, INCLUDING LABOR RISK, POLITICAL RISK AND CURRENCY RISK.

     As a result of the acquisition of the power device business in 1999, we have significant operations in South Korea and are subject to risks associated with doing business in that country.

     In addition to other risks disclosed relating to international operations, some businesses in South Korea are subject to labor unrest. Also, relations between South Korea and North Korea have been tense over most of South Korea's history. We cannot assure you as to whether or when this situation will be resolved or change abruptly as a result of current or future events. An adverse change in economic or political conditions in South Korea or in its relations with North Korea could have a material adverse effect on our Korean subsidiary.

     The power device business's sales are denominated primarily in U.S. dollars while a significant portion of its costs of goods sold and its operating expenses are denominated in South Korean won. Although we have taken steps to fix the costs subject to currency fluctuations and to balance won revenues and won costs, a significant change in this balance, coupled with a significant change in the value of the won relative to the dollar, could have a material adverse effect on our financial performance and results of operations. In addition, an unfavorable change in the value of the won could require us to write down our won-denominated assets.

A CHANGE IN FOREIGN TAX LAWS OR A DIFFERENCE IN THE CONSTRUCTION OF CURRENT FOREIGN TAX LAWS BY RELEVANT FOREIGN AUTHORITIES COULD RESULT IN US NOT RECOGNIZING THE BENEFITS WE ANTICIPATED IN CONNECTION WITH THE TRANSACTION STRUCTURE USED TO CONSUMMATE THE ACQUISITION OF THE POWER DEVICE BUSINESS FROM SAMSUNG ELECTRONICS.

     The transaction structure we used for the acquisition of the power device business from Samsung Electronics is based on assumptions about the various tax laws, including withholding tax, and other relevant laws of foreign jurisdictions. In addition, our Korean subsidiary was granted a ten-year tax holiday under Korean law in 1999. The first seven years are tax-free, followed by three years of income taxes at 50% of the statutory rate. In Calendar 2000, the tax holiday was extended such that the exemption amounts were increased to 75% in the eighth year and a 25% exemption was added to the eleventh year. If our assumptions about tax and other relevant laws are incorrect, or if foreign taxing jurisdictions were to change or modify the relevant laws, or if our Korean subsidiary were to lose its tax holiday, we could suffer adverse tax and other financial consequences or lose the benefits anticipated from the transaction structure we used to acquire that business.

OUR INTERNATIONAL OPERATIONS SUBJECT OUR COMPANY TO RISKS NOT FACED BY DOMESTIC COMPETITORS.

     Through our subsidiaries we maintain significant operations in the Philippines, Malaysia and South Korea and also operate facilities in China and Singapore. We also have sales offices and customers around the world. The following are risks inherent in doing business on an international level:

     - economic and political instability (including as a result of terrorist attacks and military and other responses to them);

     - foreign currency fluctuations;

     - transportation delays;

     - trade restrictions;

     - changes in import duties;

     - work stoppages; and

     - the laws, including tax laws, and policies of the United States and of the countries in which we manufacture our products.

WE ARE SUBJECT TO MANY ENVIRONMENTAL LAWS AND REGULATIONS THAT COULD AFFECT OUR OPERATIONS OR RESULT IN SIGNIFICANT EXPENSES.

     Increasingly stringent environmental regulations restrict the amount and types of pollutants that can be released from our operations into the environment. While historically the cost of compliance with environmental laws has not had a material adverse effect on our results of operations, compliance with these and any future regulations could require significant capital investments in pollution control equipment or changes in the way we make our products. In addition, because we use hazardous and other regulated materials in our manufacturing processes, we are subject to risks of liabilities and claims, regardless of fault, resulting from accidental releases, including personal injury claims and civil and criminal fines, any of which could be material to our cash flow or earnings. For example:

     - we currently are remediating contamination at some of our operating plant sites;

     - we have been identified as a potentially responsible party at a number of Superfund sites where we (or our predecessors) disposed of wastes in the past; and

     - significant regulatory and public attention to the impact of semiconductor operations on the environment may result in more stringent regulations, further increasing our costs.

     Although most of our known environmental liabilities are covered by indemnities from Raytheon Company or National Semiconductor, these indemnities are limited to conditions that occurred prior to the consummation of those transactions. Moreover, we cannot assure you that their indemnity obligations to us for the covered liabilities will be adequate to protect us.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN THE TECHNICAL OR MANAGEMENT EMPLOYEES NECESSARY TO REMAIN COMPETITIVE IN OUR INDUSTRY.

     Our continued success depends on the retention and recruitment of skilled personnel, including technical, marketing, management and staff personnel. In the semiconductor industry, the competition for qualified personnel, particularly experienced design engineers and other technical employees, is intense. We cannot assure you that we will be able to retain our current personnel or recruit the key personnel we require. In addition, we do not have employment agreements with most members of our senior management team.

                                USE OF PROCEEDS

     The selling holders will receive all of the proceeds from the sale of the securities offered by this prospectus. Neither the company nor Fairchild International will receive any of the proceeds from the sale of the securities offered by this prospectus.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                          SEVEN
                                                                          MONTHS                         NINE
                                                                          ENDED       FISCAL YEAR       MONTHS
                                            FISCAL YEAR ENDED MAY,     ------------      ENDED           ENDED
                                          --------------------------   DECEMBER 26,   DECEMBER 31,   SEPTEMBER 30,
                                          1996    1997   1998   1999       1999           2000           2001
                                          -----   ----   ----   ----   ------------   ------------   -------------
Ratio of earnings to fixed charges......  46.2x   2.5x   1.5x   --         1.4x           4.2x           0.5x

     We have computed these ratios by dividing earnings available for fixed charges for each period by fixed charges for that period. For purposes of these computations, we calculated "earnings" by adding our income (loss) before taxes and our fixed charges. We calculated "fixed charges" by adding the interest we pay on our indebtedness, the amount we amortize for debt financing costs and our estimate of the amount of the interest within our rental expense. For Fiscal 1999, fixed charges exceeded earnings by $119.2 million. For the nine-month period ended September 30, 2001, fixed charges exceeded earnings by $39.2 million.

                            DESCRIPTION OF THE NOTES


     On October 31, 2001, we issued and sold $200,000,000 of 5% convertible senior subordinated notes due 2008 in private placement transactions to the initial purchasers. The notes were issued under the indenture, dated as of October 31, 2001, between the company, Fairchild International, the Subsidiary Guarantors and The Bank of New York, as trustee. The following description is a summary of certain of the material provisions of the indenture governing the notes and the notes. This description does not restate the indenture or the terms of the notes in their entirety. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part.



     The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. In this description, (1) the words "Company," "Fairchild Semiconductor," "we," "our," "Fairchild" and "our company" refer only to Fairchild Semiconductor Corporation and not to any of our subsidiaries, (2) the words "Fairchild International" refer to Fairchild Semiconductor International, Inc., the parent of the Company, and not to any of its subsidiaries and (3) the words "common stock" refer to Fairchild International's Class A common stock, par value $.01 per share.


GENERAL

     The notes are unsecured senior subordinated obligations of the Company and rank in right of payment as described under "-- Ranking." The notes are convertible into common stock of Fairchild International as described under "-- Conversion of Notes." The notes have an aggregate principal amount of $200,000,000. The notes were issued in denominations of $1,000 and integral multiples of $1,000. The notes will mature on November 1, 2008, unless earlier redeemed at our option or purchased by us at your option upon a change in control.

     Fairchild International and the Subsidiary Guarantors have unconditionally guaranteed our obligations under the notes. The guaranties are senior subordinated obligations of Fairchild International and the Subsidiary Guarantors.

     The indenture does not limit our, Fairchild International's or our subsidiaries' ability to pay dividends, incur debt or issue or repurchase securities. In addition, there are no financial covenants in the indenture. You are not protected under the indenture in the event of a highly leveraged transaction or a change in control of the Company or Fairchild International, except to the extent described under "-- Purchase of Notes at Your Option Upon a Change in Control."

     The notes bear interest at the annual rate of 5% subject to increases described in "-- Registration Rights" below. Interest will be payable on May 1 and November 1 of each year, beginning May 1, 2002, subject to exceptions if the notes are converted, redeemed or purchased prior to the interest payment date. The record dates for the payment of interest will be April 15 and October 15. We may, at our option, pay interest on the notes by check mailed to the holders. However, a holder with an aggregate principal amount of notes in excess of $2,000,000 will be paid by wire transfer in immediately available funds at its election. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. We will not be required to make any payment on the notes due on any day which is not a business day until the next succeeding business day. The payment made on the next succeeding business day will be treated as though it were paid on the original due date and no interest will accrue on the payment for the additional period of time.

     We maintain an office in The City of New York where the notes may be presented for registration, transfer, exchange or conversion. Initially, this office is an office or agency of the trustee. Except under the circumstances described below, the notes will be issued only in fully-registered bookentry form, without coupons, and will be represented by one or more global notes. There is no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

SURRENDER AND CONVERSION OF NOTES AND GUARANTIES

     You have the right, at your option, to surrender and convert your notes and the guaranties into shares of Fairchild International's common stock at any time prior to maturity, unless previously redeemed or purchased, at the conversion price of $30.00 per share, subject to the adjustments described below.

     Except as described below, neither we nor Fairchild International will make any payment or other adjustment for accrued interest on the notes or dividends on any common stock issued upon conversion of the notes. If you surrender your notes for conversion between a record date and the opening of business on the next interest payment date, you must pay funds equal to the interest payable on the converted principal amount, except if the surrendered notes or portions of notes are called for redemption or are subject to purchase following a change in control on a date during the period from the close of business on a record date and ending on the opening of business on the first business day after the next interest payment date, or if this interest payment date is not a business day, the second business day after the interest payment date. As a result of the foregoing provisions, if the exception described in the preceding sentence does not apply and you surrender notes for conversion on a date that is not an interest payment date, you will not receive any interest for the period from the interest payment date next preceding the date of conversion to the date of conversion or for any later period. Fairchild International will not issue fractional shares of common stock upon conversion of notes. Instead, Fairchild International will pay a cash amount based upon the closing market price of the common stock on the last trading day prior to the date of conversion. If the notes are called for redemption or are subject to purchase following a change in control, your conversion rights on the notes called for redemption or so subject to purchase will expire at the close of business on the last business day before the redemption date or purchase date, as the case may be, unless we default in the payment of the redemption price or purchase price. If you have surrendered your notes for purchase upon a change in control, you may only convert your notes if you withdraw your election in accordance with the indenture.

     The conversion price will be adjusted upon the occurrence of:

          (1) the issuance of shares of Fairchild International's common stock as a dividend or distribution on Fairchild International's common stock;

          (2) the subdivision or combination of Fairchild International's outstanding common stock;

          (3) the issuance to all or substantially all holders of Fairchild International's common stock of rights or warrants entitling them for a period of not more than 60 days to subscribe for or purchase Fairchild International's common stock, or securities convertible into Fairchild International's common stock, at a price per share or a conversion price per share less than the then current market price per share, provided that the conversion price will be readjusted to the extent that such rights or warrants are not exercised prior to the expiration;

          (4) the distribution to all or substantially all holders of Fairchild International's common stock of shares of Fairchild International's capital stock, evidences of indebtedness or other assets, or rights or warrants, excluding:

     - dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

     - dividends or distributions exclusively in cash referred to in clause (5) below; and,

     - distribution of rights to all holders of common stock pursuant to an adoption of a shareholder rights plan;

          (5) the dividend or distribution to all or substantially all holders of Fairchild International's common stock of all-cash distributions in an aggregate amount that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by Fairchild International or any of its subsidiaries for Fairchild International's common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all other all-cash distributions to all or substantially all holders of Fairchild International's common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of Fairchild International's market capitalization on the business day immediately preceding the day on which it declares such distribution; and

          (6) the purchase of Fairchild International's common stock pursuant to a tender offer (within the meaning of the U.S. federal securities laws) made by it or any of its subsidiaries to the extent that the same involves aggregate consideration that together with (A) any cash and the fair market value of any other consideration payable in respect of any tender offer by Fairchild International or any of its subsidiaries for its common stock consummated within the preceding 12 months not triggering a conversion price adjustment and (B) all-cash distributions to all or substantially all holders of Fairchild International's common stock made within the preceding 12 months not triggering a conversion price adjustment, exceeds an amount equal to 10% of Fairchild International's market capitalization on the expiration date of such tender offer.

     In the event of:

     - any reclassification of Fairchild International's common stock; or

     - a consolidation, merger or combination involving Fairchild International; or

     - a sale or conveyance to another person of the property and assets of Fairchild International as an entirety or substantially as an entirety,

in which holders of Fairchild International's outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, without the consent of any holders of notes, the notes will become convertible only into the same type of consideration received by common stockholders immediately prior to one of these types of events.

     We and Fairchild International are permitted to reduce the conversion price of the notes by any amount for a period of at least 20 days if Fairchild International's board of directors determines that such reduction would be in the best interest of Fairchild International. We are required to give at least 15 days prior notice of any reduction in the conversion price. We and Fairchild International may also reduce the conversion price to avoid or diminish income tax to holders of Fairchild International's common stock in connection with a dividend or distribution of stock or similar event.

     No adjustment in the conversion price will be required unless it would result in a change in the conversion price of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments. Except as stated above, the conversion price for the issuance of Fairchild International's common stock or any securities convertible into or exchangeable for Fairchild International's common stock or the right to purchase Fairchild International's common stock or such convertible or exchangeable securities will not be adjusted.

RANKING

  NOTES AND GUARANTIES VERSUS SENIOR INDEBTEDNESS

     The Indebtedness evidenced by the notes, the Fairchild International Guaranty and the Subsidiary Guaranties are senior subordinated obligations of the Company, Fairchild International and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the notes and the payment of the Fairchild International Guaranty and any Subsidiary Guaranty is subordinate in right of payment, as set forth in the indenture, to the prior payment in full in cash when due of all of the Senior Indebtedness of the Company, Fairchild International or the relevant Subsidiary Guarantor. The indenture does not restrict the amount of Indebtedness that we, Fairchild International or the Subsidiary Guarantors may incur; such Indebtedness may be Senior Indebtedness.

  GUARANTIES VERSUS OTHER LIABILITIES OF SUBSIDIARIES

     A portion of our operations are conducted through our subsidiaries. The notes are not guaranteed by any of our foreign subsidiaries. Claims of creditors of our nonguarantor subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guaranties issued by such non-guarantor subsidiaries, and claims of preferred stockholders, if any, of such non-guarantor subsidiaries generally will have priority with respect to the assets and earnings of such nonguarantor subsidiaries over the claims of our creditors, including holders of the notes, even if such obligations do not constitute Senior Indebtedness. The notes, the Fairchild International Guaranty and each Subsidiary Guaranty, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries of ours. Accordingly, claims of creditors of our non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over your claims.

  NOTES AND GUARANTIES VERSUS OTHER SENIOR SUBORDINATED INDEBTEDNESS

     Only Indebtedness of ours, Fairchild International or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the notes, the Fairchild International Guaranty and the relevant Subsidiary Guaranty in accordance with the provisions of the indenture. The notes, the Fairchild International Guaranty and each Subsidiary Guaranty in all respects rank pari passu with all other Senior Subordinated Indebtedness of ours, Fairchild International and the relevant Subsidiary Guarantor, respectively.

     We and each Subsidiary Guarantor have agreed in the indenture that we and they will not incur, directly or indirectly, any Indebtedness that is subordinate or junior in ranking in right of payment to our or their Senior Indebtedness unless such indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured.

  PAYMENT OF NOTES

     We are not permitted to pay principal of, premium, if any, or interest on, the notes and may not repurchase, redeem or otherwise retire any notes (collectively, "pay the notes") if either of the following (each, a "Payment Default") occurs:

     - any obligations with respect to Senior Indebtedness are not paid in full when due; or

     - any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or such Senior Indebtedness has been paid in full in cash. Regardless of the foregoing, we are permitted to pay the notes without regard to the foregoing if we and the trustee receive written notice approving such payment from the representative of the Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

     During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the notes for a period (a "Payment Blockage Period") commencing upon the receipt by the trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter.

     The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

     - by written notice to the trustee and us from the person or persons who gave such Blockage Notice;

     - because no defaults continue in existence that would permit the acceleration of the maturity of any Designated Senior Indebtedness at such time; or

     - because such Designated Senior Indebtedness has been repaid in full in cash.

     Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists, we are permitted to resume payments on the notes after the end of such Payment Blockage Period. The notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period, except that if any Blockage Notice is delivered to the trustee by or on behalf of holders of Designated Senior Indebtedness (other than holders of the Bank Indebtedness), a representative of holders of Bank Indebtedness may give another Blockage Notice within such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

     Upon any payment or distribution by us upon any liquidation, dissolution, winding up, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property:

     - the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all obligations with respect to such Senior Indebtedness before the holders of notes are entitled to receive any payment or distribution; and

     - until all obligations with respect to Senior Indebtedness are paid in full in cash, any payment or distribution to which holders of notes would be entitled but for the subordination provisions of the indenture will be made to holders of such Senior Indebtedness as their interests may appear.

     If a distribution is made to holders of notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the notes is accelerated because of an event of default, we or the trustee shall promptly notify the holders of Senior Indebtedness or the representative of such holders of the acceleration. If any Senior Indebtedness is outstanding at the time of such acceleration, we may not pay the notes until five business days after the representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the notes only if the indenture otherwise permits payment at that time.

     The obligations of Fairchild International under the Fairchild International Guaranty and of each Subsidiary Guarantor under its Subsidiary Guaranty are senior subordinated obligations. As such, the rights of noteholders to receive payment by Fairchild International or by a Subsidiary Guarantor pursuant to the Fairchild International Guaranty or a Subsidiary Guaranty will be subordinated in right of payment to the rights of holders of Senior Indebtedness of Fairchild International or such Subsidiary Guarantor, as the case may be. The terms of the subordination provisions described above with respect to our obligations under the notes apply equally to the obligations of Fairchild International and each Subsidiary Guarantor under the Fairchild International Guaranty or a Subsidiary Guaranty, as the case may be.

     By reason of the subordination provisions contained in the indenture, in the event of insolvency, creditors of us, Fairchild International or a Subsidiary Guarantor who are holders of Senior Indebtedness of us, Fairchild International or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the noteholders, and our creditors who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the noteholders.

CERTAIN DEFINITIONS

     "Bank Indebtedness" means all Obligations (as defined in the indenture) pursuant to the Credit Agreement.

     "Credit Agreement" means the Credit Agreement dated as of June 6, 2000, by and among the Company, Fairchild International, the lenders referred to therein, Credit Suisse First Boston, as lead arranger and administrative agent, Fleet National Bank, as syndication agent, and ABN AMRO Bank NV, as documentation agent, together with the related documents thereto (including without limitation the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

     "Designated Senior Indebtedness" means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding under any Credit Agreement that is Refinanced (as defined in the indenture) in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and (2) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

     "Fairchild International Guaranty" means the Guaranty (as defined in the indenture) by Fairchild International of the Company's obligations with respect to the notes.

     "Indebtedness" means, with respect to any Person (as defined in the indenture) on any date of determination (without duplication): (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (2) all Capital Lease Obligations (as defined in the indenture) of such Person and all Attributable Debt (as defined in the indenture) in respect of Sale/Leaseback Transactions (as defined in the indenture) entered into by such Person; (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);
(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day (as defined in the indenture) following payment on the letter of credit); (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (as defined in the indenture) or, with respect to any Subsidiary (as defined in the indenture) of such Person, the liquidation preference with respect to, any

Preferred Stock (as defined in the indenture) (but excluding, in each case, any accrued dividends); (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien (as defined in the indenture) on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and (8) to the extent not otherwise included in this definition, Hedging Obligations (as defined in the indenture) of such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP (as defined in the indenture).

     "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date (as defined in the indenture) or thereafter Incurred (as defined in the indenture), and (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, in respect of (A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the obligations under the notes; provided, however, that Senior Indebtedness shall not include (i) any obligation of such Person to any subsidiary of such Person, (ii) any liability for federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guaranties thereof or instruments evidencing such liabilities) and
(iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior by its terms to any other Indebtedness or other obligation of such Person (including, in the case of the Company, the notes and the Previous Notes).

     "Senior Subordinated Indebtedness" means (1) with respect to the Company, the notes, the Previous Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness of the Company and (2) with respect to Fairchild International or a Subsidiary Guarantor, their respective guaranties of the notes, the Previous Notes and any other Indebtedness of such Person that specifically provides that such Indebtedness rank pari passu with such Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

     "Subsidiary Guarantor" means Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics, KOTA Microcircuits, Inc. and any other subsidiary of the Company that guaranties the Company's obligations with respect to the notes. "Subsidiary Guaranty" means a guaranty by a Subsidiary Guarantor of the Company's obligations with respect to the notes.

OPTIONAL REDEMPTION

     We may redeem the notes on or after November 5, 2004, on at least 20 days and no more than 60 days notice, in whole or in part, at the following redemption prices expressed as percentages of the principal amount:

PERIOD                                                         REDEMPTION PRICE
------                                                         ----------------
Beginning on November 5, 2004 through October 31, 2005......       102.250%
Beginning on November 1, 2005 through October 31, 2006......       101.500%
Beginning on November 1, 2006 through October 31, 2007......       100.750%
Beginning on November 1, 2007 and thereafter................       100.000%

     In each case, we will pay accrued interest to, but excluding, the redemption date. If the redemption date is an interest payment date, interest will be paid to the record holder on the relevant record date.

     If fewer than all of the notes are to be redeemed, the trustee will select the notes to be redeemed by lot, or in its discretion, on a pro rata basis. If any note is to be redeemed in part only, a new note in principal amount equal to the unredeemed principal portion will be issued. If a portion of your notes is selected for partial redemption and you convert a portion of your notes, the converted portion will be deemed to be the portion selected for redemption.

NO MANDATORY REDEMPTION OR SINKING FUND; OPEN MARKET PURCHASES

     We are not required to make any mandatory redemption sinking fund payments with respect to the notes. However, under certain circumstances we may be required to offer to purchase notes as described under the caption "--Purchase of Notes at Your Option Upon a Change in Control." We may at any time and from time to time purchase notes in the open market or otherwise.

PURCHASE OF NOTES AT YOUR OPTION UPON A CHANGE IN CONTROL

     If a change in control occurs, you will have the right to require us to purchase all or any part of your notes 30 business days after the occurrence of a change in control at a purchase price equal to 100% of the principal amount of the notes plus accrued and unpaid interest to, but excluding, the purchase date. Notes surrendered for purchase must be in a principal amount of $1,000 or integral multiples of $1,000.

     We will mail to the trustee and to each holder of a note a written notice of the change in control within 10 business days after the occurrence of a change in control. This notice will state:

     - the terms and conditions of the change in control;

     - the procedures required for exercise of the change in control purchase feature; and

     - the holder's right to require us to purchase the notes.

     You must deliver written notice of your exercise of this purchase right to a paying agent at any time prior to the close of business on the business day prior to the change in control purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time prior to the close of business on the business day prior to the change in control purchase date.

     A change in control will be deemed to have occurred if any of the following occurs:

     - any "person" or "group" is or becomes the "beneficial owner," directly or indirectly, of shares of voting stock of Fairchild International representing 50% or more of the total voting power of all outstanding classes of voting stock of Fairchild International or such person or group has the power, directly or indirectly, to elect a majority of the members of the board of directors of Fairchild International;

     - Fairchild International consolidates with, or merges with or into, another person or Fairchild International sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets, or any person consolidates with, or merges with or into, Fairchild International, in any such event other than pursuant to a transaction in which the persons that "beneficially owned," directly or indirectly, the shares of voting stock of Fairchild International immediately prior to such transaction "beneficially own," directly or indirectly, shares of voting stock of Fairchild International, representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person; or

     - Fairchild International is dissolved or liquidated.

     However, a change in control will not be deemed to have occurred if either:

     - the last sale price of Fairchild International's common stock for any five trading days during the ten trading days immediately preceding the change in control is at least equal to 105% of the conversion price in effect on such day; or

     - in the case of a merger or consolidation, all of the consideration excluding cash payments for fractional shares in the merger or consolidation constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such change in control) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

     For purposes of this change in control definition:

     - "person" or "group" have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

     - a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of voting stock of Fairchild International will be deemed to include, in addition to all outstanding shares of voting stock of Fairchild International and unissued shares deemed to be held by the "person" or "group" or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

     - "beneficially owned" has a meaning correlative to that of beneficial owner;

     - "unissued shares" means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

     - "voting stock" means any class or classes of capital stock pursuant to which the holders of capital stock under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person or other persons performing similar functions irrespective of whether or not, at the time capital stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     The term "all or substantially all" as used in the definition of change in control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of "all or substantially all" of Fairchild International's assets.

     We will:

     - comply with the provisions of Rule 13e-4 and Rule 14e-1, if applicable, under the Exchange Act;

     - file a Schedule TO or any successor or similar schedule if required under the Exchange Act; and

     - otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a change in control.

     This change in control purchase feature may make more difficult or discourage a takeover of Fairchild International and the removal of incumbent management. However, we are not aware of any specific effort to accumulate shares of Fairchild International's common stock or to obtain control of Fairchild International by means of a merger, tender offer, solicitation or otherwise. In addition, the change in control purchase feature is not part of a plan by Fairchild International's management to adopt a series of anti-takeover provisions. Instead, the change in control purchase feature is a result of negotiations between us and the initial purchasers.

     We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a change in control but would increase the amount of indebtedness, including Senior Indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring indebtedness, including Senior Indebtedness, under the indenture. The incurrence of significant amounts of additional indebtedness could adversely affect our ability to service our debt, including the notes.

     We may not repurchase any note at any time when the subordination provisions of the indenture otherwise would prohibit us from making such repurchase. If we fail to repurchase the notes when required, this failure will constitute an event of default under the indenture whether or not repurchase is permitted by the subordination provisions of the indenture.

     If a change in control were to occur, we may not have sufficient funds to pay the change in control purchase price for the notes tendered by holders. In addition, our senior credit facility available pursuant to the Credit Agreement and each of the indentures governing the existing 10?% Senior Subordinated Notes, the 10?% Senior Subordinated Notes and the 10 1/2% Senior Subordinated Notes contain (and future indebtedness that we may incur may contain) change in control provisions that permit holders of that debt to accelerate or require us to repurchase that indebtedness upon the occurrence of events similar to a change in control. We cannot assure you that sufficient funds will be available when necessary to make any required purchases. See "Risks Relating to the Notes -- We may not have the ability to raise the funds necessary to finance a change in control offer."

     The provisions under the indenture relative to our obligation to offer to purchase the notes as a result of a change in control may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

EVENTS OF DEFAULT

     Each of the following will constitute an event of default under the indenture:

          (1) we fail to pay principal or premium, if any, on any note when due, whether or not prohibited by the subordination provisions of the indenture;

          (2) we fail to pay any interest on any note when due if such failure continues for 30 days, whether or not prohibited by the subordination provisions of the indenture;

          (3) the failure by the Company or Fairchild International to comply with its obligations under "-- Consolidation; Merger and Sale of Assets" below;

          (4) we fail to perform any other covenant required of us in the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

          (5) Fairchild International fails to perform any of its other obligations under the indenture if such failure continues for 60 days after notice is given in accordance with the indenture;

          (6) we fail to pay the purchase price of any note when due, whether or not prohibited by the subordination provisions of the indenture;

          (7)  we fail to provide timely notice of a change in control;

          (8) certain events in bankruptcy, insolvency or reorganization of the Company, Fairchild International or a Subsidiary Guarantor that is also Significant Subsidiary (as such term is defined in the indenture); or

          (9) (A) the Fairchild International Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with its terms) or (B) Fairchild International or a Subsidiary Guarantor denies or disaffirms its obligations under the Fairchild International Guaranty or the Subsidiary Guaranty, as the case may be.

     If an event of default, other than an event of default described in clause
(8) with respect to the Company, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (8) with respect to the Company occurs, the principal amount of the notes will automatically become immediately due and payable. Any payment by us on the notes following any such acceleration will be subject to the subordination provisions described above.

     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration.

     Subject to the trustee's duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders, unless the holders have offered to the trustee reasonable indemnity. Subject to the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

     No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

     - the holder has previously given to the trustee written notice of a continuing event of default;

     - the holders of at least 25% in aggregate principal amount of the outstanding notes have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee;

     - the trustee has not complied with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     - the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with the request within the 60-day period.

     However, these limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any premium or interest on any note on or after the applicable due date or the right to convert the note.

     We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not the Company or Fairchild International is, to the officer's knowledge, in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

MODIFICATION AND WAIVER

     We, Fairchild International, the Subsidiary Guarantors and the trustee may make certain modifications and amendments to the indenture or the notes without notice to or the consent of any holder, including modifications or amendments to comply with the merger provisions described in the indenture, to provide for uncertificated notes in addition to or in place of certificated notes, to comply with the provisions of the Trust Indenture Act, to appoint a successor trustee, to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of the holders.

     We, Fairchild International, the Subsidiary Guarantors and the trustee may make other modifications and amendments to the indenture or the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes.

     However, neither we, Fairchild International and the Subsidiary Guarantors nor the trustee may make any modification or amendment without the consent of the holder of each outstanding note if such modification or amendment would:

     - change the stated maturity of the principal of or interest on any note;

     - reduce the principal amount of, or any premium or interest on, any note;

     - reduce the amount of principal payable upon acceleration of the maturity of any note;

     - change the time at which any note may be redeemed;

     - change the place or currency of payment of principal of, or any premium or interest on, any note;

     - impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

     - modify the subordination provisions in a manner adverse to the holders of notes;

     - adversely affect the right of holders to convert notes other than as provided in or under the indenture;

     - make any change in the Fairchild International Guaranty or any Subsidiary Guaranty that would adversely affect the holders of notes;

     - reduce the percentage in principal amount of outstanding notes required for modification or amendment of the indenture;

     - reduce the percentage in principal amount of outstanding notes necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

     - modify the foregoing requirements.

     The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

     - waive compliance by us with restrictive provisions of the indenture, as detailed in the indenture.

     - waive any past default under the indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any note or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     None of the Company, Fairchild International or any of the Subsidiary Guarantors may consolidate with or merge into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any successor person, unless:

     - the successor person, if any, is a corporation or limited liability company organized and existing under the laws of the United States, or any state of the United States, and assumes the obligations of the Company, Fairchild International or a Subsidiary Guarantor, as applicable, under the indenture;

     - immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

     - other conditions specified in the indenture are met.

Under any consolidation, merger or any conveyance, transfer or lease of the properties and assets of the Company, Fairchild International or a Subsidiary Guarantor as described in the preceding paragraph, the successor company will be the successor of the Company, Fairchild International or the Subsidiary Guarantor, and will succeed to, and be substituted for, and may exercise every right and power of, the Company, Fairchild International or the Subsidiary Guarantor, as applicable, under the indenture. Except in the case of a lease, if the predecessor is still in existence after the transaction, it will be released from its obligations and covenants under the indenture and the notes. As described under "Description of the Guaranties", upon the sale or other disposition of a Subsidiary Guarantor or upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor, in each case other than to us or any of our affiliates, the Subsidiary Guarantor will be released from all of its obligations under the Subsidiary Guaranty.

REGISTRATION RIGHTS

     We and the initial purchasers of the notes entered into a registration rights agreement dated October 31, 2001. The following summary of the registration rights provided in the registration rights agreement and the notes is not complete. You should refer to the registration rights agreement, filed as an exhibit to the registration statement of which this prospectus is a part, for a full description of the registration rights that apply to the notes.

     We, Fairchild International and the Subsidiary Guarantors agreed to file the shelf registration statement under the Securities Act, of which this prospectus is a part, within 90 days after the first date of original issuance of the notes, to register resales of the notes and the shares of common stock into which the notes are convertible, which we refer to as registrable securities. We and they will use commercially reasonable efforts to have this shelf registration statement declared effective within 180 days after the first date of original issuance of the notes, and to keep it effective until the earliest of:

          (1)  two years from the first date of original issuance of the notes;

          (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of; and

          (3) the date on which all registrable securities (other than those held by our affiliates) are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act or any successor rule thereof, without limitations under clauses (c), (e), (f) and (h) of Rule 144 under the Securities Act, or any successor provisions thereof.

     We will be permitted to suspend the use of the prospectus which is a part of the registration statement for a period not to exceed 90 consecutive days or an aggregate of 120 days in any twelve-month period under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events.

     A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally will be required to provide information about itself and the specifics of the sale, be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder. If:

          (1) on or prior to the 90th day after the first date of original issuance of the notes, the shelf registration statement has not been filed with the SEC;

          (2) on or prior to the 180th day after the first date of original issuance of the notes, the shelf registration statement has not been declared effective by the SEC;

          (3) we fail with respect to a noteholder that supplies the questionnaire described below to amend or supplement the shelf registration statement in a timely manner in order to name additional selling securities holders; or

          (4) after the shelf registration statement has been declared effective, such shelf registration statement ceases to be effective or fails to be usable in connection with resales of notes and the common stock issuable upon the conversion of the notes in accordance with and during the periods specified in the registration rights agreement and (A) we do not cure the shelf registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act or (B) if applicable, we do not terminate the suspension period described above by the 90th or 120th day, as the case may be,

(each such event referred to in clauses (1) through (4), a registration default), additional interest will accrue daily on registrable securities over and above the rate set forth in the title of the notes, from and including the date on which any such registration default shall occur to but excluding the date on which all registration defaults have been cured, at the annual rate of 0.5% for the notes or, if applicable, on an equivalent basis per share (subject to adjustment in the case of stock splits, stock recombinations, stock dividends and the like) of common stock constituting registrable securities. We will have no other liabilities for monetary damages with respect to our registration obligations. With respect to each holder our obligations to pay additional interest remain in effect only so long as the notes and the common stock issuable upon the conversion of the notes held by the holder are "registrable securities" within the meaning of the registration rights agreement.

SATISFACTION AND DISCHARGE

     We may discharge our obligations under the indenture (except as to any surviving rights of conversion, registration of transfer or exchange) while notes remain outstanding if (1) all outstanding notes will become due and payable at their scheduled maturity within 90 days or (2) all outstanding notes have been called for redemption within 90 days, and in either case, we have deposited with the trustee an amount sufficient to pay and discharge all outstanding notes on the date of their scheduled maturity or the scheduled date of redemption. Notwithstanding the satisfaction and discharge of the indenture, certain other obligations of the Company and Fairchild International shall survive until the notes have been paid in full.

TRANSFER AND EXCHANGE

     We have initially appointed the trustee as security registrar, paying agent and conversion agent acting through its corporate trust office. We reserve the right to:

     - vary or terminate the appointment of the security registrar, paying agent or conversion agent;

     - appoint additional paying agents or conversion agents; or

     - approve any change in the office through which any security registrar or any paying agent or conversion agent acts.

PURCHASE AND CANCELLATION

     All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any person other than the trustee, be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

     We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled.

REPLACEMENT OF NOTES

     We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the trustee of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the trustee. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the trustee and us may be required at the expense of the holder of such note before a replacement note will be issued.

GOVERNING LAW

     The indenture and the notes are governed by and will be construed in accordance with the laws of the State of New York.

THE TRUSTEE

     The Bank of New York has agreed to serve as the trustee under the indenture. The trustee will be permitted to deal with us and any of our affiliates with the same rights as if it were not trustee. However, under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflicts or resign. The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

BOOK-ENTRY, DELIVERY AND FORM

     We initially issued the notes in the form of a global security. The global security was deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the deposit of the global security with DTC, DTC credited on its book-entry registration and transfer system the principal amount of notes represented by such global security to the accounts of the participants designated by the initial purchasers. Ownership of beneficial interests in the global security is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security is shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

     Beneficial owners of interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for surrendering requests for conversion.

     So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, premium, if any, and interest (including any additional interest) on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest (including any additional interest) on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.

     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that they are unwilling to be a depository for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants and which will be legended, if required, as set forth under the heading "Transfer Restrictions."

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

                         DESCRIPTION OF THE GUARANTIES

     Fairchild International and each of the Subsidiary Guarantors will jointly and severally guaranty, on a senior subordinated basis, our obligations under the notes. Each Subsidiary Guaranty will be limited as necessary to prevent such Subsidiary Guaranty from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risks Relating to the Notes -- Federal and state statutes allow courts, under specific circumstances, to void guaranties and require noteholders to return payments received from subsidiary guarantors."

     Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

     If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guaranties and other contingent liabilities) of the applicable Subsidiary Guarantor and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero.

     Pursuant to the indenture, Fairchild International or a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other person to the extent described below under "Description of the Notes -- Consolidation, Merger and Sale of Assets." A Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty:

          (1) upon the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor; or

          (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

in each case other than to us or any of our affiliates.

     The Fairchild International Guaranty and the Subsidiary Guaranties will be senior subordinated obligations of the Company, Fairchild International and the Subsidiary Guarantors, as the case may be. The payment of the principal of, premium, if any, and interest on the notes and the payment of the Fairchild International Guaranty and any Subsidiary Guaranty is subordinate in right of payment, as set forth in the indenture, to the prior payment in full in cash when due of all of the Senior Indebtedness of the Company, Fairchild International or the relevant Subsidiary Guarantor. See "Description of the Notes -- Ranking."

             DESCRIPTION OF FAIRCHILD INTERNATIONAL'S CAPITAL STOCK

     Fairchild International's capital stock consists of 340,000,000 authorized shares of common stock, par value $.01 per share, divided into two classes consisting of (a) 170,000,000 shares of Class A common stock, of which 99,741,117 shares were outstanding at September 30, 2001 and (b) 170,000,000 shares of Class B common stock, of which no shares were outstanding at September 30, 2001. Fairchild International's capital stock also consists of 100,000 authorized shares of preferred stock, par value $.01 per share, none of which is issued or outstanding. On January 5, 1998, Fairchild International's board of directors approved a four-for-one common stock split in the form of a stock dividend. Stockholders received three additional shares for each share held. Such distribution was made on April 29, 1998 to stockholders of record on that date. All share amounts in the consolidated financial statements incorporated by reference in this prospectus have been restated to retroactively reflect the split.

CLASS A COMMON STOCK

     The holders of Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders other than elections of directors. The Restated Certificate of Incorporation of Fairchild International, as amended, provides for cumulative voting for directors. With cumulative voting, at each election for directors, each holder of Class A common stock is entitled to as many votes as would equal the number of shares he or she holds multiplied by the number of directors to be elected. The holder may cast all of his or her votes for a single candidate or may distribute them among any number of candidates. Under cumulative voting, a minority holder has a greater possibility of influencing the election of directors because, for example, the minority holder can increase the number of votes such holder may cast for an individual director. The holders of Class A common stock will be entitled to such dividends as may be declared at the discretion of Fairchild International's board of directors out of funds legally available for that purpose. The holders of Class A common stock will be entitled to share ratably with holders of Class B common stock in the net assets of Fairchild International upon liquidation after payment or provision for all liabilities. A holder of Class A common stock may convert any or all of his or her shares into an equal number of shares of Class B common stock. Fairchild International has never paid and does not anticipate declaring or paying any cash dividends on shares of its Class A common stock in the foreseeable future. As of September 30, 2001, there were approximately 300 holders of record of Fairchild International's Class A common stock.
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CLASS B COMMON STOCK

     Except as required by law, the holders of Class B common stock have no voting rights. The holders of Class B common stock will be entitled to such dividends as may be declared at the discretion of Fairchild International's board of directors out of funds legally available for that purpose. The holders of Class B common stock will be entitled to share ratably with holders of Class A common stock in the net assets of Fairchild International upon liquidation after payment or provision for all liabilities. A holder of Class B common stock may convert any or all of his or her shares into an equal number of shares of Class A common stock, provided that such conversion would be permitted only to the extent that the holder of such shares to be converted certifies to Fairchild International in writing that the holder would be permitted under applicable law to hold the total number of shares of Class A common stock which would be held after giving effect to the conversion. Fairchild International has never paid and does not anticipate declaring or paying any cash dividends on shares of its Class B common stock in the foreseeable future. As of September 30, 2001, no shares of Fairchild International's Class B common stock were outstanding.

PREFERRED STOCK

     Under the Restated Certificate of Incorporation of Fairchild International, as amended, Fairchild International's board of directors has the authority to issue up to 100,000 shares of preferred stock, but only in connection with the adoption of a stockholder rights plan. A stockholder rights plan may only be adopted by Fairchild International's board of directors with the approval of holders of a majority of outstanding Class A common stock or with the unanimous consent of Fairchild International's board of directors, unless affiliates of Citigroup Inc. hold less than 15% of Fairchild International's outstanding common stock, in which case a stockholder rights plan may be adopted with the approval of a majority of Fairchild International's board of directors. See
"-- Other Provisions of Fairchild International's Restated Certificate of Incorporation, as Amended." If Fairchild International's board of directors has such requisite authority, it will be authorized to issue preferred stock in connection with a stockholder rights plan in one or more series, and to fix the voting powers, designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions of each series, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, and the number of shares constituting any series. The ability of Fairchild International's board of directors to issue preferred stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of its outstanding Class A common stock. Fairchild International's board of director's ability to establish the preferences and rights of the shares of any series of preferred stock may also afford holders of any preferred stock preferences, powers and rights (including voting rights) senior to the rights of holders of Fairchild International's Class A common stock. Fairchild International has no present plans to issue any shares of preferred stock.

OTHER PROVISIONS OF FAIRCHILD INTERNATIONAL'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED

     The Restated Certificate of Incorporation of Fairchild International, as amended, contains provisions affecting the rights of its stockholders and the powers of its board of directors, including the following:

     - Fairchild International is not subject to the provisions of Section 203 of the General Corporation Law of Delaware regulating takeovers. Section 203 generally makes it more difficult for a third party to take control of a company by prohibiting a third party owning more than 15% of the company's stock from entering into transactions with the company unless the board of directors or stockholders unaffiliated with the third party approve either the third party or the transaction at issue, before the third party becomes a 15% owner or the third party acquires at least 85% of the company's stock.

     - A stockholder rights plan can be adopted only with the consent of holders of a majority of outstanding Class A common stock or with the unanimous consent of Fairchild International's board of directors, except that if Citigroup Inc.'s affiliates' ownership is less than 15% of Fairchild International's outstanding common stock, then a stockholder rights plan can be adopted with the consent of a majority of Fairchild International's board of directors. A stockholder rights plan generally makes it more difficult for a hostile bidder to take control of a company by providing existing stockholders with

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

       special rights which would make it uneconomical for the third party to acquire additional interests. If Fairchild International's board of directors is authorized to and decides to implement a stockholder rights plan, the plan adopted by the board may deter acquisitions which you might deem to be in your best interests.

     - Fairchild International's board of directors must have no fewer than seven and no more than nine members and may not be divided into classes. The term of each member of the board of directors expires at each annual stockholders' meeting. Having a minimum number of directors ensures that cumulative voting will operate to protect the interests of minority shareholders, since with a smaller board it would take a greater percentage of votes to elect one director. Similarly, by prohibiting a classified board, Fairchild International's Restated Certificate of Incorporation, as amended, ensures that stockholders may replace the entire board at each annual election.

     - Stockholders may act by written consent, without a meeting and without notice or a vote. This provision enables stockholders to act on matters subject to a shareholder vote without waiting until the next annual or special meeting of stockholders.

     - Each of the provisions of Fairchild International's Restated Certificate of Incorporation, as amended, described above, and the provision described above under "Preferred Stock" that limits the board of directors' ability to issue preferred stock other than in connection with a stockholder rights plan, may be amended only with the approval of holders of 75% of the outstanding Class A common stock. Amending other provisions requires approval by holders of a majority of the outstanding Class A common stock. The provision requiring a supermajority vote also cannot be amended without the consent of holders of 75% of the Class A common stock. If a third party -- that is, a person or entity other than Fairchild International's principal stockholders or members of its management -- acquires more than 40% of the Class A common stock, then the holders of a majority of the Class A common stock could amend the foregoing provisions. If, after any transfer by Citigroup Inc.'s affiliates, such affiliates together own less than 15% of Fairchild International's outstanding common stock, then holders of a majority of the Class A common stock could amend the foregoing provisions and the supermajority provisions itself. The effect of each supermajority provision is that holders of 25% of the Class A common stock could block amendments to our Restated Certificate of Incorporation, as amended, affecting the provisions described above.

REGISTRATION RIGHTS AGREEMENTS

     In connection with the entry by the then-existing stockholders of Fairchild International into a Securities Purchase and Holders Agreement, which we refer to as the Stockholders' Agreement, Fairchild International, Sterling Holding Company, LLC, some key employees of Fairchild International and National Semiconductor Corporation, our former parent, entered into a Registration Rights Agreement. Pursuant to the Registration Rights Agreement, upon the written request of Court Square Capital Limited or CCT Partners IV LP, as successors in interest to Sterling Holding Company, LLC, Fairchild International will prepare and file a registration statement with the Securities and Exchange Commission concerning the distribution of all or part of the shares held by Court Square Capital or CCT Partners and use its best efforts to cause such registration statement to become effective. If at any time Fairchild International files a registration statement for the common stock pursuant to a request by Court Square Capital or CCT Partners or otherwise (other than a registration statement on Form S-8, Form S-4 or any similar form, a registration statement filed in connection with a share exchange or an offering solely to Fairchild International's employees or existing stockholders, or a registration statement registering a unit offering), Fairchild International will use its best efforts to allow the other parties to the Registration Rights Agreement to have their eligible shares of common stock (or a portion of their shares when an underwriter determines that registering fewer than all their shares is advisable) included in such offering of common stock. Fairchild International will pay the registration expenses of the selling stockholders, other than underwriting fees, brokerage fees and transfer taxes applicable to the shares sold by such stockholders or the fees and expenses of any accountants or other representatives retained by a selling stockholder.

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TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Class A common stock is EquiServe Trust Co., N.A.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     This section summarizes the material U.S. federal income tax considerations relating to the purchase, ownership, and disposition of the notes and of Fairchild International's common stock into which the notes may be converted. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based on existing authorities. These authorities may change, or the Internal Revenue Service (the "IRS") might interpret the existing authorities differently. In either case, the tax consequences of purchasing, owning or disposing of the notes or Fairchild International's common stock could differ from those described below. Except as specifically stated below, the summary applies only to "U.S. Holders" that hold the notes or Fairchild International's common stock as "capital assets" for U.S. federal income tax purposes. For this purpose, U.S. Holders include individual citizens or residents of the United States and corporations, partnerships or other entities organized under the laws of the United States or any state or the District of Columbia. Trusts are U.S. Holders if they (i) are subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to substantial trust decisions or (ii) have a valid election in effect under applicable Treasury Regulations to be treated as a U.S. Holder. An estate is a U.S. Holder if the income of the estate is subject to U.S. federal income taxation regardless of the source of the income. The term "Non-U.S. Holder" means a holder that is not a U.S. Holder. This summary describes some, but not all, of the special rules applicable to Non-U.S. Holders.

     The tax treatment of a holder of notes or Fairchild International's common stock may vary depending on such holder's particular situation. This summary does not address all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the application of the alternative minimum tax or rules applicable to taxpayers in special circumstances. Special rules may apply, for instance, to banks and financial institutions, insurance companies, S corporations, broker-dealers, tax-exempt organizations, persons who hold notes or Fairchild International's common stock through partnerships or other pass-through entities, persons who hold notes or Fairchild International's common stock as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction, to persons that have a "functional currency" other than the U.S. dollar, or to persons subject to taxation as expatriates of the United States. This summary is based on the U.S. federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Finally, the summary does not describe the effect of the federal estate or gift tax laws on U.S. Holders or the effects of any other federal or any applicable foreign, state, or local tax laws.

     PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF OTHER FEDERAL TAX LAWS, FOREIGN, STATE, OR LOCAL TAX LAWS AND TAX TREATIES.

U.S. HOLDERS

  STATED INTEREST

     Stated interest on a note will be includible in your gross income as ordinary interest income in accordance with your regular method of accounting for tax purposes.

  MARKET DISCOUNT

     If you acquire a note at a "market discount," some or all of any gain realized upon a disposition of, or full or partial principal payment on such note may be treated as ordinary income, as described below. "Market discount" is the excess (if any) of the principal amount of a note over your initial tax basis in the note. Such excess is not treated as market discount if it does not exceed a certain de minimis amount. Unless you have elected to include the market discount in income as it accrues, gain, if any, realized on a disposition or a full or partial principal payment of a note with market discount will be treated as ordinary income to the extent of the market discount that is treated as having accrued during the period you held such note. Gain may not be required to be recognized if you dispose of a note in connection with certain nonrecognition transactions.

     The amount of market discount treated as having accrued will be determined on a ratable basis unless you elect to accrue such discount on a constant interest basis. You may make that election with respect to any note but, once made, such election may never be revoked. Under the ratable accrual method, the accrued market discount on a note is an amount that bears the same ratio to the total market discount on the note as (A) the number of days you held the note bears to (B) the number of days after the date you acquired the note up to and including the date of maturity. Under the constant interest method, the accrued market discount is calculated using the purchased note's yield to maturity based on the purchase price. The yield to maturity is the interest rate at which the present value of all principal and interest payments to be made under the note equals the purchase price of the note. It must be constant over the term of the note.

     You may elect to include market discount in income currently, on either a ratable or constant interest basis. If you make this election, you will not be required to recharacterize gain upon disposition as ordinary income as discussed above. Once made, this election will apply to all debt instruments acquired by you at a market discount during the taxable year for which the election is made, and all subsequent taxable years. This election may be revoked only with the consent of the IRS. If you make this election, your tax basis in the note will be increased by the amount of the market discount that is included in income.

     Unless you elect to include market discount in income currently, you may be required to defer deductions for a portion of the interest paid on debt created to acquire such note. The amount deferred will not exceed the deferred market discount. The deferred amount will be deductible when the deferred market discount is realized.

 BOND PREMIUM

     If you purchase a note and immediately after the purchase your tax basis of the note exceeds the sum of all amounts payable on the note after the purchase date (other than payments of stated interest), the note will be treated as having been acquired with "bond premium." You may elect to amortize such bond premium over the remaining term of such note using the constant yield method, but only as you take stated interest into account under your regular method of tax accounting (or, if it results in a smaller amount of amortizable bond premium, until an earlier call date).

     If bond premium is amortized, the amount of interest that must be included in your income for each period ending on an interest payment date or at the stated maturity of the note, as the case may be, will be reduced. The reduction will be equal to the portion of premium allocable to such period based on your yield to maturity with respect to the note as determined under the bond premium rules. If you elect to amortize bond premium, you must reduce your tax basis in the note as described below under "-- Sale, Exchange or Redemption of the Notes." If you do not elect to amortize bond premium, you must include the full amount of each interest payment as ordinary income in accordance with your regular method of tax accounting. You may receive a tax benefit (in the form of capital loss or reduced capital gain) from the premium only in computing your gain or loss upon the sale or disposition or payment of the principal amount of the note.

     An election to amortize premium will apply to amortizable bond premium on all notes and other bonds held at the beginning of your first taxable year to which the election applies (if the interest on such notes or bonds is includible in the your gross income) or that are thereafter acquired. This election may be revoked only with the consent of the IRS.

 SALE, EXCHANGE OR REDEMPTION OF THE NOTES

     Upon the disposition of a note by sale, redemption or exchange (including a conversion of the note into Fairchild International's common stock, discussed in further detail below), you will generally recognize gain or loss in an amount equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note (other than amounts attributable to accrued but unpaid interest) decreased by payments received by you other than payments of stated interest and any premium amortized by you.

     Subject to the market discount rules discussed above, such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. In the case of individuals, long-term capital gains are generally taxed at a maximum rate of 20 percent, or 18 percent for assets acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to certain limitations.

 CONVERSION OF THE NOTES

     The conversion of the notes into Fairchild International's common stock will be a taxable event. You will recognize capital gain or loss as described above under "-- Sale, Exchange or Redemption of the Notes" equal to the difference between the fair market value of the common stock on the date of conversion (plus any cash received in lieu of fractional shares) and your tax basis in the notes. Your initial tax basis in the common stock will be equal to its fair market value on the date of conversion, and your holding period in such stock will begin on the day following such conversion date.

 DIVIDENDS ON FAIRCHILD INTERNATIONAL'S COMMON STOCK

     If, after you convert a note into Fairchild International's common stock, Fairchild International makes a distribution in respect of that stock, the distribution will be treated as a dividend, taxable as ordinary income, to the extent it is paid from Fairchild International's current or accumulated earnings and profits. If the distribution exceeds Fairchild International's current and accumulated earnings and profits, the excess will be treated first as a tax-free return of your investment, up to your tax basis in the common stock. Any remaining excess will be treated as capital gain. If you are a U.S. corporation, you may be able to claim a deduction for a portion of any dividends received.

 ADJUSTMENT OF CONVERSION RATE

     The terms of the notes allow for changes in the conversion price of the notes in certain circumstances. A change in the conversion price that allows noteholders to receive more shares of Fairchild International's common stock on conversion may increase the noteholders' proportionate interests in Fairchild International's earnings and profits or assets. In that case, the noteholders may be treated as though they received a dividend in the form of Fairchild International's stock. Such a constructive stock dividend could be taxable to the noteholders, although they would not actually receive any cash or other property. A taxable constructive stock dividend would result, for example, if the conversion price is adjusted to compensate noteholders for distributions of cash or property to Fairchild International's shareholders. Not all changes in the conversion price that allow noteholders to receive more stock on conversion, however, increase the noteholders' proportionate interests in Fairchild International. For instance, a change in the conversion price could simply prevent the dilution of the noteholders' interests upon a stock split or other change in capital structure. Changes of this type, if made by a bona fide, reasonable adjustment formula, are not treated as constructive stock dividends. Conversely, if an event occurs that dilutes the noteholders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of Fairchild International's shareholders could be treated as a taxable stock dividend to them. Any taxable constructive stock dividends resulting from a change to, or failure to change, the conversion price would be treated like distributions paid in cash or other property. They would result in ordinary income to the recipient, to the extent of Fairchild International's current or accumulated earnings and profits, with any excess treated as a tax-free return of capital up to the recipient's tax basis and then as capital gain.

 SALE OF FAIRCHILD INTERNATIONAL'S COMMON STOCK

     You generally will recognize capital gain or loss on a sale or exchange of Fairchild International's common stock. Your gain or loss will equal the difference between the proceeds received by you and your adjusted tax basis in the stock. The proceeds received by you will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by you on a sale or exchange of stock will be long-term capital gain or loss if you held the stock for more than one year. In the case of individuals, long-term capital gains are generally taxed at a maximum rate of 20 percent, or 18 percent for assets acquired after the year 2000 and held for more than five years. The deductibility of capital losses is subject to certain limitations.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Under the Internal Revenue Code, you may be subject, under certain circumstances, to information reporting and/or backup withholding at a rate of 30% in 2002 and 2003, 29% in 2004 and 2005, and 28% in 2006 with respect to cash payments in respect of the notes. This backup withholding applies only if you:

          (1) fail to furnish your social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor,

          (2) furnish an incorrect TIN,

          (3) fail to report interest or dividends properly, or

          (4) fail, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is your correct number and that you are not subject to backup withholding.

     Any amount withheld from a payment under the backup withholding rules is allowable as a credit against your United States federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and certain financial institutions. You should consult your tax advisor as to your qualification for exemption from backup withholding and the procedure for obtaining such exemption.

SPECIAL TAX RULES APPLICABLE TO NON-U.S. HOLDERS

 TAXATION OF INTEREST

     Payments of interest to Non-U.S. Holders that are individuals or corporations are generally subject to a 30% withholding tax. Payments of interest on the notes to most Non-U.S. Holders, however, will qualify as "portfolio interest," and thus will be exempt from the withholding tax, if the holders certify their nonresident status as described below. The portfolio interest exception will not apply to payments of interest to you under certain circumstances including if: (i) you own, directly or indirectly, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, likely taking into account Fairchild International's common stock you would acquire on conversion of notes; (ii) you are a "controlled foreign corporation" that is related to us; or (iii) you are a bank investing in the notes as an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business.

     In general, a foreign corporation is a controlled foreign corporation if more than 50 percent of its stock is owned, directly or indirectly, by one or more U.S. persons that each owns, directly or indirectly, 10 percent or more of the total combined voting power of all classes of stock entitled to vote. Even if the portfolio interest exception does not apply, U.S. federal withholding tax may be reduced or eliminated under an applicable treaty assuming you properly certify your entitlement of the benefit under the treaty. The portfolio interest exception and several of the special rules for Non-U.S. Holders described below apply only if you certify your nonresident status. You can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us, or our paying agent. If you hold the note through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent. Your agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special certification requirements also apply to partnerships and other pass-through entities.

 SALE, EXCHANGE OR REDEMPTION OF THE NOTES

     You generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of notes. This general rule, however, is subject to several exceptions. For example, if (i) the gain is effectively connected with the conduct by you of a U.S. trade or business you will be subject to U.S. federal income tax to the extent described below under "-- Special Tax Rules Applicable to Non-U.S. Holders -- Income or Gains Effectively Connected With a U.S. Trade or Business" or (ii) you are an individual present in the United States for 183 days or more in the year of such sale, exchange or disposition and certain other requirements are met, in which case you would be subject to a flat tax of 30% on the amount of the gain (in excess of any capital losses for such year).

 CONVERSION OF THE NOTES

     You generally will not be subject to U.S. federal income tax on any gain realized upon converting a note into Fairchild International's common stock. This general rule, however, is subject to the exceptions described above under "-- Special Tax Rules Applicable to Non-U.S. Holders -- Sale, Exchange or Redemption of Notes."

 DIVIDENDS ON FAIRCHILD INTERNATIONAL'S COMMON STOCK

     Dividends paid to you on Fairchild International's common stock received on conversion of a note generally will be subject to U.S. withholding tax at a 30 percent rate if you are an individual or a corporation. The withholding tax might not apply, however, or might apply at a reduced rate, under the terms of a tax treaty between the United States and your country of residence. In order to claim the benefits of a tax treaty, you must demonstrate your entitlement by certifying your nonresident status and eligibility for treaty benefits. Some of the common means of meeting this requirement are described above under "-- Special Tax Rules Applicable to Non-U.S. Holders--Taxation of Interest." Special certification rules also apply to holders that are partnerships or other pass-through entities.

 SALE OF FAIRCHILD INTERNATIONAL'S COMMON STOCK

     You generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, or other disposition of Fairchild
International's common stock. This general rule, however, is subject to the exceptions, described above under "-- Special Tax Rules Applicable to Non-U.S. Holders -- Sale, Exchange or Redemption of the Notes."

 INCOME OR GAINS EFFECTIVELY CONNECTED WITH A U.S. TRADE OR BUSINESS

     The preceding discussion of the tax consequences of the purchase, ownership and disposition of notes or Fairchild International's common stock by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. If any interest on the notes, dividends on Fairchild International's common stock, or gain from the sale, exchange or other disposition of the notes or Fairchild International's common stock is effectively connected with a U.S. trade or business conducted by you and you are not a partnership or other pass-through entity, then the income or gain will be subject to U.S. federal income tax at the regular graduated rates. If you are eligible for the benefits of a tax treaty between the United States and your country of residence, any "effectively connected" income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business, and therefore included in your gross income, will not be subject to the 30 percent withholding tax. To claim this exemption from withholding, you must certify your qualification, which can be done by filing a Form W-8ECI. If you are a foreign corporation, your income effectively connected with a U.S. trade or business generally would be subject to an additional "branch profits tax." The branch profits tax rate is generally 30 percent, although an applicable tax treaty might provide for a lower rate. Partnerships and other pass-through entities should consult their own tax advisors regarding the taxation of their members on income that is effectively connected with their U.S. trade or business.

 UNITED STATES REAL PROPERTY HOLDING CORPORATION STATUS

     Gain recognized on a sale, exchange or other disposition of notes or Fairchild International's common stock may be subject to U.S. federal income tax if we are, or were within the five years before the sale, exchange or other disposition or, in the case of the disposition of common stock, Fairchild International is, or was within such five year period, a "United States real property holding corporation" ("USRPHC"). We do not believe that we are a USRPHC or that we will become one in the future. We also do not believe that Fairchild International is a USRPHC or that it will become one in the future.

 U.S. FEDERAL ESTATE TAX

     The estates of nonresident alien individuals are subject to U.S. federal estate tax on property with a U.S. situs. The notes will not be U.S. situs property as long as interest on the notes would have qualified as portfolio interest (as described above under "-- Special Tax Rules Applicable to Non-U.S. Holders -- Taxation of Interest") were it received by the decedent at the time of death. Because Fairchild International is a U.S. corporation, Fairchild International's common stock will be U.S. situs property, and therefore will be included in the taxable estate of a nonresident alien decedent. The U.S. federal estate tax liability of the estate of a nonresident alien may be affected by a tax treaty between the United States and the decedent's country of residence.

 BACKUP WITHHOLDING AND INFORMATION REPORTING

     Payments to Non-U.S. Holders of dividends on Fairchild International's common stock, or interest on notes, generally will not be subject to backup withholding. To avoid backup withholding on dividends, you will have to certify your nonresident status. Some of the common means of doing so are described under "-- Special Tax Rules Applicable to Non-U.S. Holders -- Taxation of Interest." If you are a Non-U.S. Holder, payments made to you by a broker upon a sale of notes or Fairchild International's common stock generally will not be subject to backup withholding as long as you certify your foreign status.

     Any amount withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability (and may entitle you to a refund), provided that the required information is furnished to the IRS.

     We must report annually to the IRS and to each Non-U.S. Holder on Form 1042-S the amount of interest paid on a note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and any other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides.

     THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR NOTES OR FAIRCHILD INTERNATIONAL'S COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW.

                                SELLING HOLDERS

     The following table sets forth information with respect to the selling holders of the notes and the respective principal amount of the notes beneficially owned by each selling holder that may be offered pursuant to this prospectus.


                                                                                         PRINCIPLE
                                                          PRINCIPLE        PRINCIPLE     AMOUNT OF
                                                          AMOUNT OF        AMOUNT OF     NOTES HELD
                                                            NOTES        NOTES OFFERED   AFTER THIS
SELLING HOLDER                                          CURRENTLY HELD      HEREBY        OFFERING
--------------                                          --------------   -------------   ----------
Highbridge International LLC..........................   $ 16,000,000    $ 16,000,000        $0
First Union National Bank.............................   $ 17,500,000    $ 17,500,000        $0
KBC Financial Products (Cayman Islands) Limited.......   $ 15,000,000    $ 15,000,000        $0
Deutsche Banc Alex Brown..............................   $ 12,505,000    $ 12,505,000        $0
Robertson Stephens....................................   $ 10,000,000    $  10,000000        $0
Fidelity Convertible Securities Fund..................   $  8,750,000    $  8,750,000        $0
Pioneer High Yield Fund...............................   $  7,500,000    $  7,500,000        $0
Alpine Associates.....................................   $  5,700,000    $  5,700,000        $0
Chrysler Corporation Master Retirement Trust..........   $  4,295,000    $  4,295,000        $0
Vanguard Convertible Securities Fund, Inc.............   $  4,135,000    $  4,135,000        $0
State of Connecticut Combined Investment Funds........   $  3,615,000    $  3,615,000        $0
OCM Convertible Trust.................................   $  2,645,000    $  2,645,000        $0
Lipper Convertibles, L.P..............................   $  2,000,000    $  2,000,000        $0
Lipper Offshore Convertibles, L.P.....................   $  2,000,000    $  2,000,000        $0
State Employees' Retirement Fund of the
  State of Delaware...................................   $  1,705,000    $  1,705,000        $0
Amaranth LLC..........................................   $  1,980,000    $  1,980,000        $0
TQA Master Fund, Ltd..................................   $  1,500,000    $  1,500,000        $0
TQA Master Plus Fund, Ltd.............................   $  1,500,000    $  1,500,000        $0
The Class I C Company.................................   $  1,500,000    $  1,500,000        $0
Sunrise Partners LLC..................................   $  1,320,000    $  1,320,000        $0
Delta Air Lines Master Trust
  (c/o Oaktree Capital Management, LLC)...............   $  1,155,000    $  1,155,000        $0
Equitable Life Assurance
  Separate Account Convertibles.......................   $    899,000    $    899,000        $0
Alpine Partners, L.P. ................................   $    800,000    $    800,000        $0
Partner Reinsurance Company Ltd.......................   $    690,000    $    690,000        $0
Microsoft Corporation.................................   $    620,000    $    620,000        $0
Delta Pilots D&S Trust
  (c/o Oaktree Capital Management, LLC)...............   $    575,000    $    575,000        $0
LDG Limited...........................................   $    500,000    $    500,000        $0
Motion Picture Industry Health Plan --
  Active Member Fund..................................   $    395,000    $    395,000        $0
KBC Financial Products USA Inc........................   $    300,000    $    300,000        $0
The First Foundation..................................   $    210,000    $    210,000        $0
Oakwood Healthcare Inc. Pension Plan..................   $    200,000    $    200,000        $0
Motion Picture Industry Health Plan --
  Retiree Member Fund.................................   $    170,000    $    170,000        $0
          Total.......................................   $127,454,000    $127,454,000        $0

     None of the selling holders has, or within the past three years has had, any position, office or other material relationship with the Company, Fairchild International or any of their predecessors or affiliates. Because the selling holders may, pursuant to this prospectus, offer all or some portion of the notes or the common stock issuable upon conversion of the notes, no estimate can be given as to the amount of the notes or the common stock issuable upon conversion of the notes that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes pursuant to transactions exempt from the registration requirements of the Securities Act.


                              PLAN OF DISTRIBUTION

     The notes and shares of the Class A common stock issued upon surrender and conversion of the notes may be sold from time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer the notes and shares to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling holders or the purchasers of such notes for whom they may act as agents. The selling holders and any underwriters, broker/dealers or agents that participate in the distribution of notes or shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities by them and any underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

     The notes and shares may be sold by the selling holders from time to time, in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the selling holders. The sale of the notes or shares may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the notes or shares may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. At the time a particular offering of the notes or shares is made, if required, a prospectus supplement will be distributed which will set forth the names of the selling holders, the aggregate amount and type of notes or shares being offered, and, to the extent required, the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling holders and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the notes and shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the notes and shares may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the notes and shares may be limited in its ability to engage in market activities with respect to such securities. In addition and without limiting the foregoing, each Selling Holder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the notes or shares by the selling holders. All of the foregoing may affect the marketability of the notes.

     Pursuant to the registration rights agreement, all expenses of the registration of the notes and shares will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the selling holders will pay all underwriting discounts and selling commissions, if any. The selling holders will be indemnified by the Company and Fairchild International, jointly and severally, against certain civil liabilities, including certain liabilities under the securities Act, or will be entitled to contribution in connection therewith. The Company and Fairchild International will be indemnified by the selling holders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     Pursuant to the registration rights agreement, the Company is required to use its commercially reasonable efforts to keep the Registration Statement continuously effective for a period of two years from its effective date or such shorter period that will terminate upon the earlier of the date on which the notes and shares shall have been sold pursuant to the Registration Statement or the date on which the notes and shares are permitted to be freely sold or distributed to the public pursuant to any exemption from the registration requirements of the Securities Act (including in reliance on Rule 144(k) but excluding in reliance on Rule 144A under the Securities Act). Notwithstanding the foregoing obligations, the Company may, under certain circumstances, postpone or suspend the filing or the effectiveness of the registration statement (or any amendments or supplements thereto) or the sale of notes pursuant thereto.

                                 LEGAL MATTERS

     Certain legal matters with respect to the validity of the offered securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Fairchild International and its subsidiaries as of December 31, 2000 and December 26, 1999, and for the year ended December 31, 2000, the seven months ended December 26, 1999, and for each of the years in the two-year period ended May 30, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG LLP covering the aforementioned consolidated financial statements refers to a change in the method of accounting for business process reengineering costs as a result of the company adopting the provisions of the Emerging Issues Task Force Issue 97-13, "Accounting for Business Process Reengineering Costs."

     This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.

Securities and Exchange Commission registration fee.........   $ 53,476
Printing expenses...........................................   $300,000
Legal fees and expenses.....................................   $150,000
Accounting fees and expenses................................   $100,000
Rating Agency fees..........................................   $ 50,000
Trustee's and Depositary's fees and expenses................   $  5,000
NYSE listing fee............................................   $  1,500
Miscellaneous...............................................   $ 25,000
                                                               --------
          Total.............................................   $684,976
                                                               ========

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 145 also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or defense of any claim issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Furthermore, Section 145 provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may in its certificate of incorporation eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: for any breach of the director's duty of loyalty to the corporation or its stockholders; for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; under Section 174 of the Delaware General Corporation Law (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation's capital stock); or for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation of each of Fairchild International, our company, Fairchild Semiconductor Corporation of California and QT Optoelectronics, Inc. contains a provision so limiting the personal liability of directors of such company.

     Section 317 of the General Corporation Law of California provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than in an action by or in the right of the corporation to obtain a favorable judgment for itself, by reason of the fact that such person is or was an agent of the corporation, against expenses II-1 actually and reasonably incurred in connection with the proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct was unlawful. In the case of suits by or on behalf of a corporation to obtain a judgment in its favor, a corporation has the power to indemnify any person who was or is a party or is threatened to made a party to such proceeding by reason of the fact that the person is or was the corporation's agent, against expenses actually and reasonably incurred, if the person acted in good faith in a manner the person believed to be in the best interests of the corporation and its shareholders, except that no such indemnification may be made for claims as to which the person shall have been adjudged to be liable to the corporation in the performance of that person's duty to the corporation, unless and then only to the extent a court determines otherwise. In addition, Section 204 of the General Corporation Law of California provides that a corporation may in its articles of incorporation provide for the indemnification by the corporation of directors and officers while acting in their capacities as such but not involving a breach of duty to the corporation and its shareholders. Such a provision in the articles of incorporation is construed to be a provision for indemnification under both Sections 204 and 317. The articles of incorporation of QT Optoelectronics contain such a provision.

     Section 7-108-402 of the Colorado Business Corporation Act provides that a corporation may, in its articles of incorporation, eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, but any such provision shall not eliminate or limit the liability of a director for (1) any breach of a director's duty of loyalty to the corporation or its shareholders,
(2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (3) that involve unlawful distributions. The articles of incorporation of KOTA Microcircuits, Inc. contain such a provision.

     The Bylaws of our company and each of Fairchild International, Fairchild Semiconductor Corporation of California, QT Optoelectronics, Inc., QT Optoelectronics and KOTA Microcircuits, Inc. provide for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that such person is or was a director or officer of such company or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of such company or a constituent corporation absorbed in a consolidation or merger, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or is or was a director or officer of such company serving at its request as an administrator, trustee or other fiduciary of one or more of the employee benefit plans of such company or other enterprise, against expenses (including attorneys' fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of such company, except to the extent that such indemnification is prohibited by applicable law. The Bylaws of each of the above companies also provide that such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled as a matter of law or under any by-law, agreement, vote of stockholders or otherwise.

     We also maintain liability insurance covering directors and officers of each of the above companies.

ITEM 16.  EXHIBITS


EXHIBIT NO.                           DESCRIPTION
-----------                           -----------
    4.1       The relevant portions of the Restated Certificate of
              Incorporation, as amended.(2)(3)
    4.2       The relevant portions of the Restated Bylaws.(4)
    4.3       Registration Rights Agreement, dated March 11, 1997, among
              Fairchild Semiconductor International, Inc., Sterling
              Holding Company, LLC, National Semiconductor Corporation and
              certain management investors.(5)
    4.4       Indenture, dated as of March 11, 1997, relating to
              $300,000,000 aggregate principal amount of 10 1/8% Senior
              Subordinated Notes due 2007, among Fairchild Semiconductor
              Corporation, as Issuer, Fairchild Semiconductor
              International, Inc., as Guarantor and United States Trust
              Company of New York, as Trustee.(1)
    4.5       Form of 10 1/8% Senior Subordinated Notes due 2007.
              (included in Exhibit 4.4)
    4.6       Indenture, dated as of April 7, 1999, relating to
              $300,000,000 aggregate principal amount of 10 3/8% Senior
              Subordinated Notes due 2007, among Fairchild Semiconductor
              Corporation, as Issuer, Fairchild Semiconductor
              International, Inc., Fairchild Semiconductor Corporation of
              California, as Guarantors, and United States Trust Company
              of New York, as Trustee.(5)
    4.7       Form of 10 3/8% Senior Subordinated Notes due 2007.
              (included in Exhibit 4.6)
    4.8       Indenture, dated as of January 31, 2001, relating to
              $350,000,000 aggregate principal amount of 10 1/2% Senior
              Subordinated Notes due 2009, among Fairchild Semiconductor
              Corporation, as Issuer, Fairchild Semiconductor
              International, Inc., Fairchild Semiconductor Corporation of
              California, QT Optoelectronics, Inc., QT Optoelectronics,
              KOTA Microcircuits, Inc., as Guarantors, and United States
              Trust Company of New York, as Trustee.(6)
    4.9       Form of 10 1/2% Senior Subordinated Notes due 2009.
              (included in Exhibit 4.8)
   4.10       Indenture, dated as of October 31, 2001, relating to the
              $200,000,000 aggregate principal amount of 5% Senior
              Subordinated Notes due 2008, among Fairchild Semiconductor
              Corporation, as Issuer, Fairchild Semiconductor
              International, Inc., Fairchild Semiconductor Corporation of
              California, QT Optoelectronics, Inc., QT Optoelectronics,
              KOTA Microcircuits, Inc., as Guarantors, and The Bank of New
              York, as Trustee.
   4.11       Form of 5% Senior Subordinated Notes due 2008. (included in
              Exhibit 4.10)
   4.12       Registration Rights Agreement, dated January 26, 2001, among
              Fairchild Semiconductor Corporation, Fairchild Semiconductor
              International, Inc., Fairchild Semiconductor Corporation of
              California, QT Optoelectronics, Inc., QT Optoelectronics,
              KOTA Microcircuits, Inc., Credit Suisse First Boston
              Corporation, Lehman Brothers Inc., Deutsche Bank Alex. Brown
              Inc. and Fleet Securities Inc.(6)
   4.13       Registration Rights Agreement, dated October 31, 2001, among the Registrants, Credit Suisse First Boston Corporation,
              Lehman Brothers Inc., Prudential Securities Incorporated and
              Robertson Stephens, Inc.
    5.1       Opinion of Gibson, Dunn & Crutcher LLP.*
   12.1       Computation of Ratio of Earnings to Fixed Charges.*
   23.1       Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit
              5.1)*
   23.2       Consent of KPMG LLP.*
   24.1       Powers of Attorney.**
   25.1       Form T-1, Statement of Eligibility under the Trust Indenture
              Act of 1939, as amended, of the Bank of New York, as
              Trustee.*

---------------


 *  Filed herewith.



**  Previously filed.


(1) Incorporated by reference from Fairchild Semiconductor Corporation's Registration Statement on Form S-4, filed May 12, 1997 (File No. 333-26897).

(2) Incorporated by reference from Fairchild Semiconductor International Inc.'s Annual Report on Form 10-K for the fiscal year ended May 30, 1999, filed August 27, 1999.

(3) Incorporated by reference from Fairchild Semiconductor International Inc.'s Registration Statement on Form S-8, filed June 29, 2000 (File No. 333-40412).

(4) Incorporated by reference from Fairchild Semiconductor International, Inc.'s Registration Statement on Form S-4, filed March 23, 2000 (File No. 333-33082).

(5) Incorporated by reference from Amendment No. 1 to Fairchild Semiconductor International, Inc.'s Registration Statement on Form S-1, filed June 30, 1999 (File No. 333-78557).

(6) Incorporated by reference from Fairchild Semiconductor International Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed March 26, 2001.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Fairchild Semiconductor Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          FAIRCHILD SEMICONDUCTOR
                                          CORPORATION

                                          By:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      Daniel E. Boxer
                                                 Executive Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:


                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         Chairman of the Board of Directors, President
---------------------------------------------   and Chief Executive Officer (principal
                Kirk P. Pond                    executive officer)




                      *                         Executive Vice President and Chief Financial
---------------------------------------------   Officer, and Director (principal financial
              Joseph R. Martin                  officer)




             /s/ DAVID A. HENRY                 Vice President, Corporate Controller
---------------------------------------------   (principal accounting officer)
               David A. Henry




                      *                         Director
---------------------------------------------
           Richard M. Cashin, Jr.




                      *                         Director
---------------------------------------------
              Charles M. Clough

                  SIGNATURE                                         TITLE
                  ---------                                         -----





                      *                                           Director
---------------------------------------------
           William T. Comfort III




                      *                                           Director
---------------------------------------------
              Paul C. Schorr IV




                      *                                           Director
---------------------------------------------
              Ronald W. Shelly




                      *                                           Director
---------------------------------------------
              William N. Stout




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Fairchild Semiconductor International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          FAIRCHILD SEMICONDUCTOR
                                          INTERNATIONAL, INC.

                                          BY:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      DANIEL E. BOXER
                                                 Executive Vice President,
                                               General Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:


                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         Chairman of the Board of Directors, President
---------------------------------------------   and Chief Executive Officer (principal
                Kirk P. Pond                    executive officer)




                      *                         Executive Vice President and Chief Financial
---------------------------------------------   Officer, and Director (principal financial
              Joseph R. Martin                  officer)




             /s/ DAVID A. HENRY                 Vice President, Corporate Controller
---------------------------------------------   (principal accounting officer)
               David A. Henry




                      *                         Director
---------------------------------------------
           Richard M. Cashin, Jr.




                      *                         Director
---------------------------------------------
              Charles M. Clough

                  SIGNATURE                                         TITLE
                  ---------                                         -----





                      *                                           Director
---------------------------------------------
           William T. Comfort III




                      *                                           Director
---------------------------------------------
              Paul C. Schorr IV




                      *                                           Director
---------------------------------------------
              Ronald W. Shelly




                      *                                           Director
---------------------------------------------
              William N. Stout




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, Fairchild Semiconductor Corporation of California has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          FAIRCHILD SEMICONDUCTOR
                                          CORPORATION OF CALIFORNIA

                                          By:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      Daniel E. Boxer
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:



                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         President (principal executive officer)
---------------------------------------------
                Kirk P. Pond




                      *                         Vice President and Director (principal
---------------------------------------------   financial officer)
              Joseph R. Martin




             /s/ DAVID A. HENRY                 Vice President (principal accounting officer)
---------------------------------------------
               David A. Henry




             /s/ DANIEL E. BOXER                Director
---------------------------------------------
               Daniel E. Boxer




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, QT Optoelectronics, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          QT OPTOELECTRONICS, INC.

                                          BY:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      DANIEL E. BOXER
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:



                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         President and Director (principal executive
---------------------------------------------   officer)
                Kirk P. Pond




                      *                         Vice President and Director (principal
---------------------------------------------   financial officer)
              Joseph R. Martin




             /s/ DAVID A. HENRY                 Vice President (principal accounting officer)
---------------------------------------------
               David A. Henry




             /s/ DANIEL E. BOXER                Director
---------------------------------------------
               Daniel E. Boxer




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, QT Optoelectronics has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          QT OPTOELECTRONICS

                                          BY:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      DANIEL E. BOXER
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:



                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         President and Director (principal executive
---------------------------------------------   officer)
                Kirk P. Pond




                      *                         Vice President and Director (principal
---------------------------------------------   financial officer)
              Joseph R. Martin




             /s/ DAVID A. HENRY                 Vice President (principal accounting officer)
---------------------------------------------
               David A. Henry




             /s/ DANIEL E. BOXER                Director
---------------------------------------------
               Daniel E. Boxer




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact




                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, KOTA Microcircuits, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Portland, State of Maine, on the 25th day of January, 2002.


                                          KOTA MICROCIRCUITS, INC.

                                          BY:      /s/ DANIEL E. BOXER
                                            ------------------------------------
                                                      DANIEL E. BOXER
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 25th day of January, 2002:



                  SIGNATURE                                         TITLE
                  ---------                                         -----



                      *                         President (principal executive officer)
---------------------------------------------
                Kirk P. Pond




                      *                         Vice President and Director (principal
---------------------------------------------   financial officer)
              Joseph R. Martin




             /s/ DAVID A. HENRY                 Vice President (principal accounting officer)
---------------------------------------------
               David A. Henry




             /s/ DANIEL E. BOXER                Director
---------------------------------------------
               Daniel E. Boxer




          *: By:/s/ DANIEL E. BOXER
---------------------------------------------
               Daniel E. Boxer
              Attorney-in-Fact


